UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 6, 2013

Symbid Corp.

(Exact name of registrant as specified in its charter)

Nevada	333-177500	45-2859440
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

Marconistraat 16

3029 AK Rotterdam

The Netherlands

(Address of principal executive offices, including zip code)

+31(0)1 041 34 601

(Registrant’s telephone number, including area code)

c/o Gottbetter & Partners, LLP

488 Madison Avenue, 12th Floor

New York, New York 10022

 (Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Contents

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS		1
EXPLANATORY NOTE		2
Item 1.01	Entry into a Martial Definitive Agreement	4
Item 2.01	Completion of Acquisition or Disposition of Assets	4
	The Share Exchange and Related Transactions	4
	Description of Business	9
	Description of Properties	22
	Risk Factors	23
	Management’s Discussion and Analysis of Financial Condition and Results of Operations	30
	Security Ownership of Certain Beneficial Owners and Management	39
	Directors, Executive Officers, Promoters and Control Persons	40
	Executive Compensation	43
	Summary Compensation Table	43
	Certain Relationships and Related Transactions	44
	Market Price of and Dividends on Common Equity and Related Stockholder Matters	45
	Description of Securities	46
	Legal Proceedings	49
	Indemnification of Directors and Officers	49
Item 3.02	Unregistered Sales of Equity Securities	50
Item 5.01	Changes in Control of Registrant	50
Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers	51
Item 5.06	Change in Shell Company Status	51
Item 9.01	Financial Statements and Exhibits	51

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report contains forward-looking statements, including, without limitation, in the sections captioned “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Plan of Operations,” and elsewhere.  Any and all statements contained in this Report that are not statements of historical fact may be deemed forward-looking statements. Terms such as “may,” “might,” “would,” “should,” “could,” “project,” “estimate,” “pro-forma,” “predict,” “potential,” “strategy,” “anticipate,” “attempt,” “develop,” “plan,” “help,” “believe,” “continue,” “intend,” “expect,” “future,” and terms of similar import (including the negative of any of the foregoing) may be intended to identify forward-looking statements.  However, not all forward-looking statements may contain one or more of these identifying terms.  Forward-looking statements in this Report may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to the development of commercially viable pharmaceuticals, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items, (iii) our future financial performance, including any such statement contained in a discussion and analysis of financial condition by management or in the results of operations included pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”), and (iv) the assumptions underlying or relating to any statement described in points (i), (ii) or (iii) above.

The forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon our current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which we have no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, our inability to obtain adequate financing, the significant length of time associated with drug development and related insufficient cash flows and resulting illiquidity, our inability to expand our business, significant government regulation of pharmaceuticals and the healthcare industry, lack of product diversification, volatility in the price of our raw materials, existing or increased competition, results of arbitration and litigation, stock volatility and illiquidity, and our failure to implement our business plans or strategies.  A description of some of the risks and uncertainties that could cause our actual results to differ materially from those described by the forward-looking statements in this Report appears in the section captioned “Risk Factors” and elsewhere in this Report.

Readers are cautioned not to place undue reliance on forward-looking statements because of the risks and uncertainties related to them and to the risk factors.  We disclaim any obligation to update the forward-looking statements contained in this Report to reflect any new information or future events or circumstances or otherwise.

Readers should read this Report in conjunction with the discussion under the caption “Risk Factors,” our financial statements and the related notes thereto in this Report, and other documents which we may file from time to time with the SEC.

EXPLANATORY NOTE

We were incorporated as HapyKidz.com, Inc. in Nevada on July 28, 2011.  Prior to the Share Exchange and Split-Off (each as defined below), our business plan was to become an e-commerce marketplace that connects merchants to consumers by offering daily discounts on goods and services through a proprietary website.

On September 4, 2013, we filed a Certificate of Amendment to our Articles of Incorporation with the Nevada Secretary of State to change our name from HapyKidz.com, Inc. to Symbid Corp.

On December 6, 2013, we closed a share exchange (the “Share Exchange”) pursuant to which the shareholders of Symbid Holding B.V. sold all of their capital stock in Symbid Holding B.V. to us in exchange for 21,170,000 shares of our common stock, $0.001 par value per share (the “Common Stock”).

In connection with the Share Exchange and pursuant to the Split-Off Agreement (defined below), we transferred our pre-Share Exchange business to Holli Morris, our pre-Share Exchange majority stockholder, in exchange for the surrender by her and cancellation of 187,500,000 shares of our Common Stock.  See Item 2.01, “Split-Off”, below.

As a result of the Share Exchange and Split-Off, we discontinued our pre-Share Exchange business and acquired the business of Symbid Holding B.V., to engage in the creation and operation of online, equity-based crowdfunding platforms, and we will continue the existing business operations of Symbid Holding B.V. as a publicly-traded company under the name Symbid Corp.

Also on December 6, 2013, we completed an initial closing of a private placement offering (the “PPO”) of 3,098,736 units at $0.50 per unit, for aggregate gross proceeds of $1,549,368 (before deducting placement agent fees and expenses of the offering estimated at approximately $64,895).  Each of these units consisted of one share of our Common Stock and a warrant to purchase one share of our Common Stock. The warrants are exercisable for a period of three (3) years at a purchase price of $0.75 per share.  This PPO was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemptions provided by Regulation D and Regulation S promulgated by the SEC thereunder.  The PPO was sold to “accredited investors,” as defined in Regulation D and/or to “non-U.S. Persons” in accordance with Rule 903 of Regulation S under the Securities Act.  Additional information concerning the PPO is presented below under “Description of Securities” and Item 3.02, “Unregistered Sales of Equity Securities.”

In accordance with “reverse acquisition” accounting treatment, our historical financial statements as of period ends, and for periods ended, prior to the Share Exchange will be replaced with the historical financial statements of Symbid Holding B.V. prior to the Share Exchange in all future filings with the SEC.

As used in this Current Report henceforward, unless otherwise stated or the context clearly indicates otherwise, the terms “Symbid,” the “Company,” the “Registrant,” “we,” “us,” and “our” refer to Symbid Corp., incorporated in Nevada, and the business of Symbid B.V. and Symbid Holding B.V., after giving effect to the Share Exchange and the Split-Off.

This Current Report contains summaries of the material terms of various agreements executed in connection with the transactions described herein. The summaries of these agreements are subject to, and are qualified in their entirety by, reference to these agreements, which are filed as exhibits hereto and incorporated herein by reference.

This Current Report is being filed in connection with a series of transactions consummated by the Company and certain related events and actions taken by the Company.

This Current Report responds to the following Items in Form 8-K:

Item 1.01.

Entry into a Material Definitive Agreement

Item 2.01.

Completion of Acquisition or Disposition of Assets

Item 3.02.

Unregistered Sales of Equity Securities

Item 5.01.

Changes in Control of Registrant

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 5.06.

Change in Shell Company Status

Item 9.01.

Financial Statements and Exhibits

Prior to the Share Exchange, we were a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).  As a result of the Share Exchange, we have ceased to be a shell company.  The information contained in this Current Report constitutes the current “Form 10 information” necessary to satisfy the conditions contained in Rule 144(i)(2) under the Securities Act of 1933, as amended (the “Securities Act”).

Although Symbid Holding B.V., Symbid B.V. and their subsidiaries maintain their books and records in their functional currency, the Euro (“EUR”), the currency of the Netherlands, for financial reporting purposes Symbid B.V. uses the United States dollar (“U.S. dollars,” “USD” or “$”) .

Item 1.01

Entry into a Material Definitive Agreement

The information contained in Item 2.01 below relating to the various agreements described therein is incorporated herein by reference.

Item 2.01

Completion of Acquisition or Disposition of Assets

THE SHARE EXCHANGE AND RELATED TRANSACTIONS

Share Exchange Agreement

On December 6, 2013 (the “Closing Date”), the Company, Symbid Holding B.V. and the shareholders of Symbid Holding B.V. entered into a Share Exchange Agreement (the “Share Exchange Agreement”), which closed on the same date.  Pursuant to the terms of the Share Exchange Agreement, the shareholders of Symbid Holding B.V. sold all of their capital stock in Symbid Holding B.V. to us in exchange for 21,170,000 shares of our Common Stock.  As a result of this share exchange, Symbid Holding B.V.  became a wholly-owned subsidiary of Symbid Corp.

Prior to the Share Exchange, we ceased being an e-commerce marketplace that offered daily discounts on goods and services through a proprietary website and became a “shell company”.  Pursuant to the Share Exchange, we acquired the business of Symbid Holding B.V., to engage in the creation and operation of online investment “crowd funding” platforms.

At the closing of the Share Exchange, each of the 30,672 shares of Symbid Holding B.V.’s common stock issued and outstanding immediately prior to the closing of the Share Exchange was exchanged for 690.20605 shares of our Common Stock.  As a result, an aggregate of 11,400,000 shares of our Common Stock were issued to the holders of Symbid Holding B.V.’s common stock and 9,770,000 shares of our Common Stock were delivered to the Escrow Agent (defined below), 600,000 of which are being held by the Escrow Agent in accordance with the indemnification provisions of the Share Exchange Agreement and the remaining 9,170,000 of which are being held in connection with Symbid’s planned acquisitions discussed below.  Symbid Holding B.V. did not have any stock purchase warrants or any stock options outstanding at the time of the Share Exchange.

The Share Exchange Agreement contained customary representations and warranties and pre- and post-closing covenants of each party and customary closing conditions.  Breaches of the representations and warranties will be subject to customary indemnification provisions, subject to specified aggregate limits of liability.

The Share Exchange will be treated as a recapitalization of the Company for financial accounting purposes.  Symbid Holding B.V. will be considered the acquirer for accounting purposes, and the historical financial statements of Symbid Corp., before the Share Exchange will be replaced with the historical financial statements of Symbid Holding B.V. before the Share Exchange in all future filings with the SEC.

The parties have taken all actions necessary to ensure that the Share Exchange is treated as a tax-free exchange under Section 351 of the Internal Revenue Code of 1986, as amended.

The issuance of shares of our Common Stock to holders of Symbid Holding B.V.’s capital stock in connection with the Share Exchange was not registered under the Securities Act, in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act, which exempts transactions by an issuer not involving any public offering, and Regulation D and/or Regulation S promulgated by the SEC under that section.  These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirement, and are subject to further contractual restrictions on transfer as described below.

We also agreed not to register under the Securities Act the resale of the shares of our Common Stock received in the Share Exchange by our officers, directors and key employees and holders of 10% or more of our Common Stock for a period of two years following the closing of the Share Exchange.

The Share Exchange Agreement is filed as an exhibit to this Report.  All descriptions of the Share Exchange Agreement herein are qualified in their entirety by reference to the text thereof filed as an exhibit hereto, which is incorporated herein by reference.

Escrow Provisions

As soon as practical following the Closing Date, Symbid Corp. shall deliver to Gottbetter & Partners, LLP (the “Escrow Agent”) certificates (issued in the name of the Escrow Agent or its nominee) representing (i) 600,000 shares of our Common Stock (the “Indemnification Escrow Shares”) for the purpose of securing the indemnification obligations of the Symbid Holding B.V. Stockholders named in the Share Exchange Agreement and (ii) 9,170,000 shares of our Common Stock (the “Acquisition Escrow Shares”). The Acquisition Escrow Shares shall be held in escrow for six months after the closing of the Share Exchange.  Symbid Corp. (directly and/or through Symbid Holding B.V. or another subsidiary) intends to acquire 100% ownership of both Gambitious B.V. (“Gambitious”) and Equidam Holding B.V. (“Equidam”), Netherlands private limited liability corporations in which Symbid Holding B.V. currently holds minority interests. 3,000,000 of the Acquisition Escrow Shares will be assigned to the purchase of Equidam BV (“Equidam Escrow Shares”) and 5,000,000 of the Acquisition Escrow Shares will be assigned to the purchase of Gambitious BV (“Gambitious Escrow Shares”).  In the event that Symbid Corp. acquires Equidam BV within the six month period, then the amount of Equidam Escrow Shares equal to the number of shares of Symbid Corp. Common Stock to be issued as consideration for Equidam BV shall be cancelled, and the remainder of the Equidam Escrow Shares shall be distributed pro rata to the Symbid Holding B.V. Stockholders after such acquisition is completed. In the event that Symbid Corp. acquires Gambitious BV within the six month period, then the amount of Gambitious Escrow Shares equal to the number of shares of Symbid Corp. Common Stock to be issued as consideration for the purchase of the remaining interest in Gambitious BV shall be cancelled, and the remainder of the Gambitious Escrow Shares shall be distributed pro rata to the Symbid Holding B.V. Stockholders after such acquisition is completed.  If either transaction is not completed within six months after the closing of the Share Exchange, then the Acquisition Escrow Shares allocated to that transaction shall be cancelled, and if both such acquisitions are not completed within six months after the closing of the Share Exchange, then all of the Acquisition Escrow Shares shall be cancelled.  The issuance of shares by Symbid Corp. to Equidam B.V. and Gambitious B.V. shall be subject to the same five percent indemnity clause applicable to the Indemnification Escrow Shares with such escrow shares to be held back from the issuances to the shareholders of Gambitious BV and Equidam BV. Alternatively, Symbid Corp. management will escrow additional shares necessary to cover the five (5%) percent.

Irrespective of whether Symbid Corp. or Symbid Holding B.V. acquires 100% ownership of Equidam or Gambitious within the six month period following the closing under the Share Exchange, in recognition of the fact that Symbid Holding B.V., through Symbid B.V., presently owns 9% of Equidam and, through its 63% ownership of Gambitious Cooperate U.D., 18% of Gambitious, the amount of Acquisition Escrow Shares equal to 9% of the amount of the Equidam Escrow Shares (270,000 shares) and 18% of the amount of the Gambitious Escrow Shares (900,000 shares), shall be distributed on a pro-rata basis upon the earlier of the closings of the respective balance purchases or six months following the Closing under the Share Exchange to the pre-Share Exchange stockholders of Symbid Holding B.V. This will have no effect on whether other Acquisition Escrow Shares shall be distributed to Symbid Holding B.V. stockholders in connection with the prospective balance purchases of Equidam and Gambitious. The 1,170,000 Acquisition Escrow Shares to be distributed pursuant to this paragraph (the “Automatically Distributable Acquisition Escrow Shares”) will also be subject to a five percent indemnity clause with 58,500 of such Automatically Distributable Acquisition Escrow Shares to be held back from the issuance to the pre-Share Exchange stockholders of Symbid Holding B.V.  Symbid Holding B.V. management may, in its discretion, determine to escrow the shares necessary to cover the five percent.

Zomer B.V., Gastropoda Equus B.V., Arena Amnis B.V., and Sanden Beheer B.V., each of which is a pre-Share Exchange officer and/or director of Symbid Holding B.V. and a pre-Share Exchange shareholder of Symbid Holding B.V. (the “Escrowing Company Shareholders”) have agreed to deliver the Indemnification Escrow Shares on behalf of themselves and the other shareholders of Symbid Holding B.V.

The Indemnification Escrow Shares and Additional Indemnification Escrow Shares shall be held by the Escrow Agent pursuant to that certain Escrow Agreement of even date herewith, a copy of which is set forth in Exhibit 10.11 attached hereto.  The Indemnification Escrow Shares and Additional Indemnification Escrow Shares shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party, and shall be held and disbursed solely for the purposes and in accordance with the terms of the Escrow Agreement.  Maarten Timmerman (the “Indemnification Representative”) shall not be liable to any Symbid Holding B.V. Stockholder for actions taken in his capacity as Indemnification Representative under this Agreement or the Escrow Agreement, except for actions constituting gross negligence or willful misconduct.

Split-Off

Upon the closing of the Share Exchange, under the terms of a split-off agreement and a general release agreement, the Company transferred all of its pre-Share Exchange operating assets and liabilities to its wholly-owned special-purpose subsidiary, Symbid Split Corp., a Delaware corporation (“Split-Off Subsidiary”), formed on October 14, 2013. Thereafter, pursuant to the split-off agreement, the Company transferred all of the outstanding shares of capital stock of Split-Off Subsidiary to Holli Morris, the pre-Share Exchange majority stockholder of the Company, and a former sole officer and director of the Company (the “Split-Off”), in consideration of and in exchange for (i) the surrender and cancellation of an aggregate of 187,500,000 shares of our Common Stock held by Ms. Morris (which were cancelled and will resume the status of authorized but unissued shares of our Common Stock) and (ii) certain representations, covenants and indemnities.  All descriptions of the split-off agreement and the general release agreement herein are qualified in their entirety by reference to the text thereof filed as exhibits hereto, which are incorporated herein by reference.

The PPO

Concurrently with the closing of the Share Exchange and in contemplation of the Share Exchange, Symbid Corp. held a closing of its PPO in which it sold 3,098,736 units of its securities, at a price of $0.50 per unit.  Each unit consisted of one share of the Company’s common stock and a warrant to purchase one share of the Company’s common stock. The warrants are exercisable for a period of three (3) years at a purchase price of $0.75 per share.

The units sold in the PPO have anti-dilution protection such that if within twelve (12) months after the closing the Company issues additional shares of its common stock or common stock equivalents (subject to customary exceptions) for a consideration per share less than the purchase price of the units (the “Lower Price”), each investor in the PPO will be entitled to receive from the Company additional units in an amount that, when added to the number of units initially purchased by such investor, will equal the number of units that such investor’s PPO subscription amount would have purchased at the Lower Price.  The investor warrants include “weighted average” anti-dilution protection for a period of twelve (12) months from the closing of the PPO, subject to customary exceptions, including but not limited to, issuances under the Company’s 2013 Plan (defined below).

As a result of this closing of the PPO, the Company received gross proceeds (before deducting commissions and expenses of the PPO) of $1,549,368. The PPO was conducted on a “best efforts” basis.  This closing of the PPO and the closing of the Share Exchange were conditioned upon each other.

Symbid Corp. agreed to pay the placement agent in the PPO, Gottbetter Capital Markets, LLC, a registered broker-dealer, a cash commission of 10% of the gross funds raised from investors in the PPO introduced by the placement agent.  In addition, the placement agent received warrants exercisable for a period of three (3) years to purchase a number of shares of the Company’s common stock equal to ten percent (10%) of the number of units sold in the PPO to investors introduced by the placement agent, with a per share exercise price of $0.50.  The placement agent received fifty percent (50%) of the cash fee and warrants for investors in the PPO introduced by FireRock Capital, Inc.  The placement agent did not receive any cash fees or warrants for PPO investors who were pre-Share Exchange shareholders of Symbid Holding B.V. or PPO investors who were introduced by Symbid.  As a result of the foregoing arrangements, the placement agent was paid an aggregate commission of $35,250 and was issued warrants to purchase an aggregate of 70,500 shares of the Company’s common stock.

The Company agreed to indemnify the placement agent and its sub-agents to the fullest extent permitted by law, against certain liabilities that may be incurred in connection with this PPO, including certain civil liabilities under the Securities Act, and, where such indemnification is not available, to contribute to the payments the placement agent and its sub-agents may be required to make in respect of such liabilities.

All descriptions of the placement agent warrants herein are qualified in their entirety by reference to the text of the form of placement agent warrant filed as an exhibit hereto and incorporated herein by reference.

Registration Rights

In connection with the Offering, we entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which we have agreed that no later than ninety (90) calendar days from the final closing date of the Offering, we shall file a registration statement (on Form S-1, or similar form) with the SEC covering (a) the shares of Common Stock issued in the PPO, and (b) the shares of Common Stock issuable upon exercise of the PPO warrants (but not including the shares of Common Stock underlying the PPO placement agent warrants) (the “Registration Statement”).  We shall use commercially reasonable efforts to ensure that such Registration Statement is declared effective within one hundred eighty (180) calendar days of filing with the SEC.

If we are late in filing the Registration Statement or if the Registration Statement is not declared effective within one hundred eighty (180) days of filing with the SEC, monetary penalties payable by us to the holders of registrable Common Stock that has not been so registered will commence to accrue and cumulate at a rate equal to one percent (1%) of the Offering Price per share for each full month that (a) we are late in filing the Registration Statement, or (b) the Registration Statement is late in being declared effective by the SEC; provided, however, that in no event shall the aggregate of any such penalties exceed ten percent (10%) of the purchase price per unit.  Notwithstanding the foregoing, no penalties shall accrue with respect to any shares of Common Stock removed from the Registration Statement in response to a comment from the staff of the SEC limiting the number of shares of Common Stock which may be included in the Registration Statement (a “Cutback Comment”) or after the shares may be resold under Rule 144 or another exemption from registration under the Securities Act.

We shall keep the Registration Statement “evergreen” for two (2) years from the date it is declared effective by the SEC, or until Rule 144 of the Securities Act is available to the holders of registrable shares with respect to all of their shares, whichever is earlier.

In any follow-on “best efforts” private placement offering of our securities that provides for registration rights, the investors in the PPO will be entitled to “piggyback” registration rights.

The holders of any shares of Common Stock removed from the Registration Statement as the result of a cutback comment from the SEC shall be entitled to “piggyback” registration rights with respect to such removed shares at any time following the SEC Registration Statement effective date with respect to a registration statement filed by us which would permit the inclusion of such shares.

In addition, for a period of twenty-four (24) months following the closing of the transactions described herein, we shall not register, nor shall we take any action to facilitate registration, under the Securities Act, the shares of our Common Stock issued pursuant to the Share Exchange to the “Restricted Holders,” as defined below.  The above restriction shall not prohibit us from registering on Form S-8 Common Stock issued under the 2013 EIP (as defined below), as and to the extent permitted under the Securities Act, to persons other than Restricted Holders.

The form of the Registration Rights Agreement is filed as an exhibit to this Report.

2013 Equity Incentive Plan

Before the Share Exchange, our Board of Directors adopted, and our stockholders approved, our 2013 Equity Incentive Plan (the “2013 Plan”), which provides for the issuance of incentive awards of up to 5,000,000 shares of our Common Stock to officers, key employees, consultants and directors.  To date, no awards have been granted under the 2013 Plan.  See “Market Price of and Dividends on Common Equity and Related Stockholder Matters - Securities Authorized for Issuance under Equity Compensation Plans” below for more information about the 2013 Plan and the outstanding stock options.

Departure and Appointment of Directors and Officers

Our Board of Directors is authorized to consist of five (5) members and currently consists of two (2) members, leaving three (3) vacancies.  On the Closing Date, Noah Levinson, our sole director before the Share Exchange, resigned his position as a director, and Korstiaan Zandvliet and Robin Slakhorst were appointed to the Board of Directors.

Also on the Closing Date, Mr. Levinson, our President, Secretary, Treasurer and sole officer before the Share Exchange, resigned from these positions, and Korstiaan Zandvliet was appointed as our Chief Executive Officer and President, Maarten van der Sanden was appointed as our Chief Financial Officer and Treasurer and Robin Slakhorst was appointed as our Secretary and our Chief Commercial Officer by the Board.

See “Management – Directors and Executive Officers” below for information about our new directors and executive officers.

Lock-up Agreements and Other Restrictions

In connection with the Share Exchange, each of our executive officers and directors named above and each person holding 10% or more of our Common Stock after giving effect to the Share Exchange, the Split-Off and the PPO (the “Restricted Holders”), holding at that date in the aggregate 11,832,892 shares of our Common Stock, entered into agreements (the “Lock-Up and No Shorting Agreements”), whereby they are restricted for a period of 24 months after the Share Exchange from certain sales or dispositions of our Common Stock received by them in the Share Exchange, except in certain limited circumstances (the “Lock-Up”).

Further, for a period of 24 months after the Share Exchange, each Restricted Holder has agreed in the Lock-Up and No Shorting Agreements to be subject to restrictions on engaging in certain transactions, including effecting or agreeing to effect short sales, whether or not against the box, establishing any “put equivalent position” with respect to our Common Stock, borrowing or pre-borrowing any shares of our Common Stock, or granting other rights (including put or call options) with respect to our Common Stock or with respect to any security that includes, relates to or derives any significant part of its value from our Common Stock, or otherwise seeks to hedge his position in our Common Stock.

Additionally, a former sponsor of the Share Exchange agreed to a Lock-Up of 1,000,000 shares of our common stock for a period of 12 months.

Forward Stock Split

Symbid Corp. effected a 25-for-1 forward stock split on its common stock in the form of a dividend with a record date of September 16, 2013 and a payment date of September 17, 2013. All share amounts referenced in this Current Report, including those applicable to periods prior to the forward stock split, give effect to the forward stock split unless otherwise indicated.

Current Ownership

Immediately after giving effect to (i) the Share Exchange and (ii) the cancellation of 187,500,000 shares in the Split-Off, and (iii) the closing of the PPO there were 34,268,736 issued and outstanding shares of our Common Stock, as follows:

•

The stockholders of Symbid Holding B.V. prior to the Share Exchange hold 21,170,000 shares of our Common Stock (including 600,000 Indemnification Escrow Shares and 9,170,000 Acquisition Escrow Shares); and

•

the stockholders of the Company prior to the Share Exchange (excluding Holli Morris, who surrendered her shares in the Split-Off) hold 10,000,000 shares of our Common Stock.

In addition,

•

the investors in the PPO hold 3,098,736 shares of our Common Stock and warrants to purchase 3,098,736 shares of our Common Stock, subject to adjustment in certain circumstances as provided therein;

•

the placement agents and their permitted sub-agents hold placement agent warrants to purchase 70,500 shares of our Common Stock, subject to adjustment in certain circumstances as provided therein; and

•

the 2013 Plan authorizes issuance of up to 5,000,000 shares of our Common Stock as incentive awards to executive officers, key employees, consultants and directors; no options to purchase   shares of Common Stock have been granted under the 2013 Plan.

No other securities convertible into or exercisable or exchangeable for our Common Stock (including options or warrants) are outstanding.

Our common stock is quoted on the OTC Markets (OTCQB) under the symbol “SBID,” which changed from “HKDZ” on September 25, 2013.

Accounting Treatment; Change of Control

The Share Exchange is being accounted for as a “reverse acquisition,” and Symbid Holding B.V. is deemed to be the acquirer in the reverse acquisition. Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements prior to the Share Exchange will be those of Symbid Holding B.V. and will be recorded at the historical cost basis of Symbid Holding B.V., and the consolidated financial statements after completion of the Share Exchange will include the assets and liabilities of Symbid Holding B.V., historical operations of Symbid Holding B.V. and operations of the Company and its subsidiaries from the closing date of the Share Exchange. As a result of the issuance of the shares of our Common Stock pursuant to the Share Exchange, a change in control of the Company occurred as of the date of consummation of the Share Exchange. Except as described in this Current Report, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of our Board of Directors and, to our knowledge, no other arrangements exist that might result in a change of control of the Company.

We continue to be a “smaller reporting company,” as defined under the Exchange Act, following the Share Exchange. We believe that as a result of the Share Exchange we have ceased to be a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act).

DESCRIPTION OF BUSINESS

Immediately following the Share Exchange, the business of Symbid Holding B.V. became our business.  Symbid was formed to become a global, equity based crowdfunding platform.

Symbid’s History

Symbid B.V. launched in April 2011 in the Netherlands as one of the first equity based crowdfunding platforms worldwide. Entrepreneurs use Symbid to obtain business growth funding from the “crowd” in exchange for a part of the equity of their companies. Investors can participate with a minimum investment of as little as $25, and become shareholders in new start-up companies or growing businesses in need of capital.

Symbid has funded since its inception 24 entrepreneurs and their start-ups for a total capital of approximately $2,750,000.

Market Need - The Problem Definition

Small and Medium-sized Enterprises (“SMEs”) are crucial engines of economic growth, job creation and social cohesion. In many countries SMEs represent approximately 99% of all business entities. Access to capital remains one of the biggest challenges in the creation, survival and growth of SMEs.

The recent global credit crunch has decreased the access to capital for small and medium-sized businesses according to a report recently released by the Organization for Economic Co-operation and Development (the “OECD”). The report ‘Financing SMEs and Entrepreneurs 2012: An OECD Scoreboard’ analyzed data from 18 countries, and found that business loans to SME’s fell sharply during the recession of 2008 and, although these loans picked up somewhat in 2010, they have failed to reach their 2007 levels. Loan conditions for SMEs include shortened maturities and increased demands for collateral. Venture and growth capital also suffered a big drop during the period covered by the OECD report. The banking sector, a natural source of debt financing for start-up and growing companies, has to comply with new requirements and legislation as a result of past bad practices and the recent financial crisis. The role of banks as a provider of debt financing to SMEs has significantly decreased over the past few years. It is expected that this role will decrease further in the coming years with the credit crunch reaching its peak level and the Basel III Accord being implemented in 2013 through 2019.

Traditionally, other external sources of financing for start-ups and growing business have been friends and family (“F&F”), business angels (“BAs”) and venture capitalists (“VCs”). VCs as a source of capital for startups has dropped since 2001 (see graph below on the left). Currently VCs still account for more than 40% of investments in SMEs.  Recently, with the democratization of deal flow by disruptive technologies such as crowdfunding, investment opportunities in SMEs have become accessible through the internet to BAs and F&F investors on a larger scale.  With this revolution VCs’ share in the funding of SMEs is expected to drop below 25% by 2020(see graph below on the right).

Source: PWC MoneyTree, Center for Venture Research

The lack of access to capital for SMEs has also been recognized in the United States where the Jumpstart Our Business Startups Act or JOBS Act was enacted into law in April 2012.  The JOBS Act is intended to encourage funding of small businesses located in the United States by easing various federal [and state] securities regulations. It is expected that once the SEC promulgates regulations required under the JOBS Act, entrepreneurs will be able to engage an online crowd of investors through crowdfunding.

Symbid’s Product Portfolio

Symbid began its operations in April 2011 as one of the first equity based crowdfunding platforms worldwide, enabling access to capital for entrepreneurs through the offering of securities to the public over the internet.

The security based or equity based crowdfunding model, however, is not the only crowdfunding model and, currently, the following three models can be identified:

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Equity based: crowdfunding for financial return through revenue and profit sharing;

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Lending based: crowdfunding for financial return through interest on a loan; and

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Reward/donation based: crowdfunding for non-monetary rewards or corporate partnership.

Since August 2012, Symbid has been one of the first platforms worldwide able to offer multiple models of crowdfunding for SMEs, integrating a unique legal structure with an IT-infrastructure on its crowdfunding platform.

Symbid’s goal is to create a portfolio of crowdfunding products, whereby anyone interested in crowdfunding can find the right solution through a Symbid offering. Symbid’s product strategy includes five important pillars:

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Flexibility in the model of crowdfunding - all models of crowdfunding can be offered through the Symbid platform;

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Internationalization -  the Symbid platform will be provided in different languages for different countries (currently available in Dutch and English);

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Partnering – the Symbid product offering will be sold through premium resellers;

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Stand-alone application - usage of the Symbid platform in a closed environment; and

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Offering of additional services - Symbid is a founding partner in several crowdfunding related service companies.

A brief overview of service companies currently related to Symbid’s crowdfunding eco-system is provided below. Since Symbid is a founding partner in each of these companies, Symbid is able to offer all of these services at attractive rates to its own customers:

Gambitious B.V.

Gambitious was organized on December 5, 2011, in The Netherlands as a limited liability company, to operate a crowdfunding platform in the video-games industry under an exclusive Symbid license.  Gambitious is Symbid’s first partner operating in a specific niche industry. This company, led by a management team of video game experts, received external seed financing from industry veterans and a “crowd” of Symbid investors in 2012. Started as an in-house project at Symbid and co-founded by Symbid, Gambitious became a Symbid spin-out in 2012.  Symbid initially owned a 50% interest in Gambitious, which interest was subsequently diluted through additional financings. Symbid now owns an indirect 28.5% interest in Gambitious B.V., which it holds through a 63% membership interest in Gambitious Cooperatie U.A., a limited liability cooperative formed in the Netherlands and the holding company for Symbid’s interest in Gambitious B.V.

Equidam Holding B.V.

Equidam, founded in August 2013, is one of the first companies to be organized in any country as a crowdfunding service provider.  Started as an online valuation tool for private companies with a particular focus on Small and Medium-sized Enterprises, Equidam now also offers monitoring services to investors on the Symbid platform.  In addition to Equidam’s relationship with Symbid, this company has entered partnerships with European crowdfunding platforms to provide its services to these platforms as well.  Symbid owns a 9% direct interest in Equidam.

Symbid is planning to launch a service-store for entrepreneurial products and services such as those provided by the companies listed above. Symbid’s vision is to have entrepreneurs raise and spend their target capital on the Symbid platform. In this service-store framework, other companies can offer additional products and services, and Symbid will share in the revenues derived from the products and services sold to entrepreneurs and investors on this service-store platform.

The Symbid Product Portfolio

Set forth below is a brief description of the primary offerings available through the Symbid product portfolio:

The Symbid Crowdfunding Platform

Goal

The Symbid crowdfunding Platform enables entrepreneurs and investors to match with one another. The Symbid Platform is able to facilitate several models of crowdfunding and is available in several languages.

Target Users

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Startup entrepreneurs

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Experienced entrepreneurs

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Friends, Family, Fools investors

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Retail investors

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Business angel investors

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Financial advisors

Affiliate Program

Goal

The affiliate program offers any potential user the opportunity to refer traffic (investors and/or entrepreneurs) to the Symbid platform and receive a revenue share on all fees generated by these referred users. This works for online referrals via the Symbid website as well as for offline referrals.

Target Users

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Websites for (private) investors

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Websites promoting crowdfunding propositions

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General websites

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Financial advisors

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Business coaches

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(Web)Communities

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Brokers

Groups

Goal

Symbid Groups enables Symbid to gather all relevant players with access to deal flow to engage with the Symbid platform. Partners will not have to worry about operating a complete platform.

Target Users

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Informal investor networks (group deals)

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VC’s (market testing/ additional liquidity)

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Business plan competition (added value)

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Incubators (added value)

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Investment clubs/ groups

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Entrepreneurial coaching companies

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Internet communities

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Capital search companies

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Alumni networks

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Pitch Events/ Demo days

Corporate Partnerships

Goal

A Symbid corporate partnership offers large corporations the opportunity to:

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Associate their brand with Symbid/crowdfunding

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Get access to Symbid user base for special offers and deals

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Use Symbid as an outsourced R&D department within this new market

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Get database access for research purposes

Target Users

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Banks

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Insurance companies

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OEM

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Telco

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Publishers

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Bookkeeping software

The Market

As can be seen in the graph below, lending and donation based crowdfunding models began to appear in 2005/2006 while equity based crowdfunding platforms started in 2009/2010. Extrapolating the growth of both donation/reward and lending crowdfunding platforms over the last years to the expected growth of equity based crowdfunding results in a projected equity based crowdfunding market of more than $1 billion in 2016. However, there can be no assurance that this level will be reached.

Source: Massolution, 2013CF Crowdfunding industry report and Symbid internal projections

Research on the crowdfunding market size in the European Union vs. United States

Massolution (Crowdsourcing.org) conducts on-going research on the growth of the crowdfunding market. In its most recent report, extrapolations were made based on 204 survey responses from Massolution’s 2013 crowdfunding survey and 135 survey responses from its 2012 survey supplemented by additional data collected by Massolution’s on-going tracking of the crowdfunding market. Based on these findings, Massolutions has predicted that crowdfunding market funding volumes in 2013 will reach $5.1billion, with the United States accounting for more than half of the total funds raised, at approximately $3.7 billion, and Europe as a whole accounting for approximately $1.3 billion. Total funds raised in other regions are expected to be in the $100 million range.

The Symbid Business Model

The Symbid infrastructure serves as a capital raising matchmaking platform. Besides matchmaking on its own platforms, Symbid is licensing its infrastructure in several forms to other partners. We expect that this business will lead to revenue generation from the following sources:

Matchmaking related revenues

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Transaction fees – For every transaction a fee of 2.5% is charged.

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Success fee – When reaching a funding target, 5% of the target capital is charged.

Licensing related revenues

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White label licenses - Symbid offers stand-alone and white label versions of its crowdfunding platform to partners, companies and other (educational) organizations. Target net revenue per partner is $10,000 for the set-up and a yearly license fee to cover maintenance costs.

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Software licenses – Symbid offers exclusive licenses within a country to use the Symbid legal and technology infrastructure. Set-up fees are at a minimum of $33,000 and yearly license fees will be offered for a minimum of $13,000 per year;

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Affiliate and Group licenses – Symbid offers owners of existing communities or groups a crowdfunding service so they do not require their own crowdfunding infrastructure. Prices range from $700 to $2,500 on a yearly basis.

Other sources of revenue

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Corporate Partnerships – Large corporates want to engage with the communities of investors and entrepreneurs in the Symbid eco-system. Symbid is offering corporate partnerships for those companies ranging from $7,000 to $100,000.

Strategic Plan

Key success factors for a leading global business crowdfunding brand

The crowdfunding industry is currently developing from a niche industry to a global industry with billions of dollars of raised capital. Based on the more than 25 years of combined experience of Symbid’s management team in this emerging market as well as other relevant factors, Symbid believes that it will be able to capture a meaningful market position in this industry. The following aspects are key elements of Symbid’s strategic plan:

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To serve a large base of people on any given platform, it is critical that Symbid can operate as matchmaker, much like a dating service, with the highest degree of accessibility possible;

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Serious/professional investors will require a quality infrastructure and best practices, Symbid has been developing these best practices since its inception;

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To offer an infrastructure which supports the financial model on a global scale and works for both entrepreneurs and investors;

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Local responsiveness of Symbid is required in order to roll out the infrastructure on a global scale;

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Partners, third-party analysts, researchers, potential suppliers and experts must be able to tap into and spread the content of the platform, much like is done for the public equity marketplace using social networks like Facebook and Twitter;

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Standardized flows of information for both investors and entrepreneurs must be provided, to increase the efficiency of the transaction for all parties involved.

An important lesson learned from the combined 25 years of experience of our management team in this industry is “think global, act local.”  Fundraising activities take place in a local eco-sphere. If a company wants to tap into the deal flow in a particular market, it will need to connect to the local networks in that market. However, with respect to infrastructure and general knowledge of the crowdfunding business, significant economies of scale can be reached if the company is active on a global scale. Symbid has, therefor, structured its organization as a global holding company with a connected network of subsidiary or affiliate country partners.

The holding company level and the country level operations will have the responsibilities as described in the table above. These responsibilities are discussed in more detail below.

Positioning strategy: “One global brand for business crowdfunding”

As the crowdfunding industry grows, branding and clear defined positioning strategies become pivotal in order to secure investors, entrepreneurs and other customers.  As the Symbid brand has been associated with online funding since 2011 and is recognized as a knowledge leader in the industry, leveraging the brand and molding it into an internationally recognized brand that stands for the highest possible standards in crowdfunding is one of the key objectives of Symbid’s marketing strategy.

Provided the strong emphasis on partnering within the Company and business model, the utilization of an ingredient branding strategy is valuable in order to explain, to potential partners and customers, the value of using Symbid’s infrastructure, methodologies and processes and to explain the differences between the models of crowdfunding available in the current market. Additional tactics can be added to this strategy such as a cooperative marketing program enabling partners and clients to cooperatively market their portals while also promoting the Symbid brand.  A successful ingredient branding strategy is largely dependent upon the following factors:

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Having an established reputation for delivering leading products and services;

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A willingness to pro-actively collaborate with channel partners;

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Adoption of industry leading marketing strategies, such as the use of plain English explanations what crowdfunding is; and

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An aggressive marketing strategy fueled by an extensive marketing budget.

The Symbid brand has several values that must attribute to the brand in order to sufficiently adopt the industries leading marketing strategies and tactics. The values for which the Symbid brand stands can be divided into Emotional values and functional values, below an overview.

Emotional values	Functional values
Connection	Simplify direct participation
Collectively	Return in the form of value creation
Transparency	Professional and trustworthy

Professional “Reliable and trustworthy” Product strategy

Symbid’s technology infrastructure has to been seen as one of the main assets of the Company. Due to the more than 3 years of experience building its products, the Symbid technology infrastructure is one of the most sophisticated crowdfunding platforms in the world. To maintain this leading position, the following strategic developments will be required:

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Extend product offering with lending based crowdfunding;

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Create continuous interaction on the platform between all actors in the crowdfunding eco-sphere;

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Extend geographic reach by making the Symbid platform accessible in more and more languages; and

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Improve responsiveness in delivery of group, affiliate and portal services by creating an in-house IT department over time.

Crowdfunding infrastructure is built up from an IT component and a legal component. Symbid’s legal department will strive for the following continuous developments for the legal component of the Symbid crowdfunding product:

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Increase the number of fully legally serviceable countries worldwide;

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Increase in its relationships with local financial authorities;

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Maintain the upmost service level towards country partners; and

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Maintain Symbid’s high governance standard toward its legal framework.

“THINK GLOBAL, ACT LOCAL” PARTNERING STRATEGY

For a healthy eco-system of public growth financing for SME’s several actors are required:  entrepreneurs, investors, financial advisors, incubators and analysts. Symbid offers an extensive partnering strategy geared towards having all actors on one platform (see figure below), to offer an optimal financing eco-system. Symbid chooses not to offer all services by itself but to work with outstanding partners, especially in the fields of:

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Attracting deals and investors;

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Business (e)-valuation and monitoring; and

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Offering value added services for the companies.

Country Partners

Symbid Country Partners will be responsible for creating the eco-system as shown in the visual above. Symbid has carefully tested and experimented with how to serve a market in an optimal way and this model has evolved from that process. The conditions for setting up a Country partnership are outlined as follows:

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Access to a market with potentially large number of transactions;

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Legal model compliant with local regulations;

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Access to partner network of financial advisors or accountants (top-30 in a country);

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Access to partnerships with incubators;

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Access to partnerships with local business angel networks; and

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Local team available with experience in corporate finance and business financing.

Group Partners

Symbid Groups create landing pages with Group functionality on the Symbid platform for partners. Symbid Groups provide the opportunity to offer a full online crowdfunding service to an existing user/client base of entrepreneurs or investors, without having to worry about operating a complete platform by enabling these partners to create a private, dedicated section on the platform for their users. The advantage over offering a white label service is that the partner can still offer a fully managed crowdfunding service, but can still make use of the on-boarding services of Symbid, Symbid support, Symbid’s legal framework, etc. So the partner does not have to create a complete crowdfunding solution by itself but can still offer a crowdfunding service to its user.

Financial Advisors

Financial advisors play a pivotal role in structuring deals before engaging in the funding process. Symbid, or more specific its Country Partners, will enter into partnerships with several financial advisory companies (and/or accountancy firms) to connect them with the entrepreneurs signing up to the platform to structure those deals together with the entrepreneur. A perfect side benefit of educating this target group of financial advisors and accountants is that, once they are familiar with a specific service like Symbid’s, they have a much higher tendency to promote Symbid towards their clients, entrepreneurs as well as potential investors.

For Symbid, financial advisors are used to create a certain level of validation of the deal flow and additionally are perfect ambassadors towards their own clientele to promote the Symbid service. Symbid identifies them therefore as a separate actor on the platform. Symbid is planning currently to roll-out a training program for financial advisors and accounts. By then this group of actors can also become a direct revenue stream.

Affiliate Partners

Affiliate partners are partners with access to deal flow and/or investors, but who have no interest in engaging in an online crowdfunding service themselves from an operational point of view. By becoming an affiliate partner these parties have the option to refer entrepreneurs and/or investors to the Symbid platform and once these referred users generate fees on the Symbid platform, these fees are shared with the affiliate partner who referred them.

The affiliate program creates incentive for third parties to refer users to the Symbid platform because it results in a financial “cash back” fee per transaction. The affiliate program serves as a no-cure, no-pay marketing approach that dramatically lowers the upfront costs of marketing expenses. Affiliate partners usually can ‘tap into’ an existing clientele or user base (online as well as offline) and since there is a financial incentive, they promote the Symbid platform within their network, saving Symbid the upfront costs of having to market its brand within these networks by itself.

Corporate Partnerships

Companies want to engage with the communities of investors and entrepreneurs in the Symbid eco-system. Symbid is offering corporate partnerships for those companies. A Symbid corporate partnership offers large corporations the opportunity to:

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Associate their brands with Symbid/crowdfunding;

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Get access to Symbid’s user base for special offers and deals;

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Use Symbid as an outsourced R&D department within this new market; and

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Get database access for research purposes.

Symbid uses these corporate partnerships to increase legitimacy, to sponsor marketing budgets and to get access to special resources of corporate partners.

Acquisition strategy for “value adding services for the Symbid portfolio”

Symbid aims to extend the number of crowdfunding products and services in its portfolio and to subsequently make the portfolio of products and services accessible to a worldwide public. Symbid’s partner strategy will be the first pillar in creating additional products and services, for example, by partnering with crowdfunding service providers such as Gambitious and Equidam. Through partnerships with Country Partners, the reach of all products in the Symbid portfolio is maximized and synergies can be realized. In striving to build the highest quality crowdfunding infrastructure, Symbid expects that it will acquire certain needed skill set partners rather than building all resources internally. Symbid will maintain high quality standards for take-over targets encompassing the following considerations:

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Does the partner add significant added value to Symbid’s offering?

Crowdfunding related services should support Symbid in maintaining the 7.5% revenue fee per transaction.

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Will the partner increase significantly the reach and accessibility of Symbid?

An acquisition aimed at accelerating the reach and accessibility of Symbid should result in a significant growth of the number of transaction.

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Will the partner service support the growth of the average value per transaction?

Growth in the average value per transaction can result in a net higher gross margin if the costs of the additional service is lower than the additional revenue.

The Proposed Acquisitions of Gambitious B.V. and Equidam Holding B.V.

In accordance with the terms of the Share Exchange Agreement, we are holding in escrow 8,000,000 shares of our Common Stock that were agreed to be issued to the Symbid Holding B.V. Stockholders named in the Share Exchange Agreement in partial consideration for the Share Exchange. We are holding these shares in connection with the proposed acquisitions (directly and/or through Symbid Holding B.V. or another subsidiary) of 100% ownership of Gambitious B.V. and Equidam Holding B.V.  Symbid B.V. currently holds minority interests in these two entities.

3,000,000 of these escrow shares have been assigned to the purchase of Equidam and 5,000,000 of these escrow shares have been assigned to the purchase of Gambitious.

In the event that we acquire Gambitious within the six month period following the Share Exchange closing date, the number of escrow shares that are being held for the Gambitious acquisition equal to the number of shares of our Common Stock to be issued as consideration for the purchase of the remaining interest in Gambitious shall be cancelled, and the remainder of the Gambitious escrow shares shall be distributed pro rata to the Symbid Holding B.V. pre-Share Exchange stockholders after such acquisition is completed.

In the event that we acquire Equidam within the six month period following the Share Exchange closing date, the number of escrow shares that are being held for the Equidam acquisition equal to the number of shares of our Common Stock to be issued as consideration for Equidam will be cancelled, and the remainder of the Equidam escrow shares will be distributed pro rata to the Symbid Holding B.V. pre-Share Exchange stockholders after such acquisition is completed.

If either transaction is not completed within six months after the closing of the Share Exchange, the escrow shares allocated to that transaction will be cancelled, and if both such acquisitions are not completed within six months after the closing of the Share Exchange, all of the 8,000,000 escrow shares will be cancelled.

Gambitious – The First Symbid Niche Partner in Another Industry

Gambitious is Symbid’s first partner operating in a specific niche industry. Gambitious was organized in 2011 to operate a crowdfunding platform in the video-games industry under an exclusive Symbid license.  Symbid B.V. was a founding partner of Gambitious and this company became a Symbid spin-out in 2012.  Symbid believes that Gambitious can become, with sufficient funding, a leading brand in the crowdfunding for video-games industry.  Because of this belief, we are planning a proposed acquisition of this niche partner in 2014.  To that end, we have set aside in escrow, as agreed upon in the Share Exchange Agreement, shares of our Common Stock, up to 5,000,000 of which we will offer as consideration for the acquisition of Gambitious.

In close collaboration with the Gambitious management team, a group of video games industry experts, Symbid has been offering a tailored product to this specific crowdfunding growth market. The results of other crowdfunding platforms confirm that the video games industry is one of the largest crowdfunding growth markets. On one crowdfunding platform in the U.S., video games related crowdfunding campaigns contributed 12.5% of total funds raised in 2012, or $40 million of a total funding volume of almost $320,000,000 (Source: Kickstarter.com). Of those projects that raised more than $1,000,000 on Kickstarter, more than 50% were related to the video games industry (Source: Kickstarter.com). We believe that specific growth markets such as the video games require a dedicated crowdfunding platform managed by a mix of industry and crowdfunding experts. Gambitious is structured along this model.  We currently own a 28.5% interest in Gambitious through our holding of membership interests in Gambitious Cooperatie U.A.  However, because we have identified the video games industry as an exceptional growth market, we intend to increase our ownership interest in Gambitious. We plan to begin negotations with current Gambitious ownership in the fourth quarter of 2013, and we expect to be able to reach an acquisition agreement in early 2014. There can be no assurance, however, that we will be successful in negotiating the acquisition of Gambitious on favorable terms or that the acquisition will be completed.

In the meantime, we will continue our collaboration with Gambitious involving the joint development of a crowdfunding infrastructure enabling a roll-out for both Gambitious and Symbid in Europe and the United States.

Equidam: added value services for entrepreneurs and investors during and after the funding process

Equidam is one of the first crowdfunding service providers worldwide.  Organized as an in-house project of Symbid, Equidam raised its seed funding on the Symbid crowdfunding platform and became a Symbid spin-out in early 2013. Started as an online valuation tool for small private companies, Equidam now also offers monitoring services to investors on the Symbid platform.  In addition to Equidam’s relationship with Symbid, this company has entered partnerships with a number of European crowdfunding platforms to provide its services to these platforms as well.

Equidam offers its crowdfunding services to both entrepreneurs and investors. Symbid has been offering the Equidam products to its customers for almost a year.  Based on this experience and Symbid’s belief that Equidam offers added value to its crowdfunding activities relating to both entrepreneurs and investors, Symbid desires to effect a more sophisticated integration of the Equidam service offering within the Symbid crowdfunding platform.  By doing this, Symbid believes it can increase the added value of the Symbid crowdfunding platform to its customers. Symbid also believes that by integrating Equidam’s  services on its crowdfunding platform, it will add value  to a  combined international roll-out of the Equidam and Symbid services.

To further this strategy, we plan to pursue the acquisition of Equidam in the fourth quarter 2013. To that end, we have set aside in escrow, as agreed upon in the Share Exchange Agreement, shares of our Common Stock, up to 3,000,000 of which we will offer as consideration for the acquisition of Equidam. There can be no assurance, however, that we will be successful in negotiating the acquisition of Equidam on favorable terms or that the acquisition will be completed.

History and Organizational Structure

Symbid B.V. was incorporated on March 29, 2011, as a privately held private limited liability company organized under the laws of The Netherlands. Through October 3, 2013, Symbid B.V. was our primary operating company managing all of our activities including our crowdfunding platform in the Netherlands.  Until October 16, 2013, Symbid B.V. was the owner of our intellectual property (the “IP”).  This entity was also the contractor for all material agreements related to the IP.  Additionally, Symbid B.V nominates for appointment, by the Symbid Foundation board, the board of directors of Symbid Foundation.  The management board of Symbid Coöperatie U.A is appointed by its members’ council, by a simple majority vote. Symbid Foundation has the majority vote within the Symbid Coöperatie U.A members’ council.

Symbid B.V. also holds the ownership interests in Equidam Holding B.V. (9%) and membership interests in Gambitious Coöperatie U.A. (63%). Through its membership interest in Gambitious Coöperatie U.A., Symbid B.V. has an indirect 18% ownership interest in Gambitious B.V., the Gambitious operating company.

Symbid Coöperatie U.A., a limited liability cooperative, was incorporated in the Netherlands on April 6, 2011 specifically to facilitate Symbid’s Netherlands business. This entity is the contractor for all of Symbid’s crowdfunding related agreements with users, entrepreneurs and investors. Symbid Cooperatie U.A. licenses and operates the Symbid crowdfunding IT-platform developed by Symbid B.V. and pays Symbid B.V. licensing fees for the use of this platform. As indicated above, the management board of Symbid Coöperatie U.A is appointed by its members’ council, by simple majority vote.  Symbid Foundation has the majority vote within the Symbid Coöperatie U.A members’ council.

As a cooperative, Symbid Coöperatie U.A. is an organization of members rather than stockholders.  Net profits of this cooperative, if any, are distributable, at the approval of the members’ council, to the cooperative’s members in accordance with their investments on the Symbid Coöperatie U.A. crowdfunding platform.  Although Symbid B.V. has a variable economic interest in Symbid Cooperatie U.A., through its ability to appoint the board of Symbid Foundation which, in turn, holds the majority of the voting power within the members’ council of Symbid Coöperatie U.A. and, thus, the financial statements of Symbid Coöperatie U.A. are consolidated with those of Symbid B.V., Symbid B.V. is not entitled to any profit distributions of Symbid Coöperatie U.A. It is not expected, however, because of the license and management agreements between Symbid B.V. and Symbid Coöperatie U.A., that Symbid Coöperatie U.A. will generate any distributable profits.

Although Symbid B.V. determined that for purposes of maximizing its crowfunding operations in The Netherlands, it would operate through Symbid Coöperatie U.A. and Symbid Foundation, the Company has not concluded that this organizational structure should be used for the roll out of the Symbid crowfunding platform in other countries.

Symbid Foundation was incorporated in The Netherlands on April 5, 2011 specifically to facilitate Symbid’s business in The Netherlands.  The members of the board of directors of Symbid Foundation are appointed by the Symbid Foundation board and nominated by Symbid B.V.  Symbid Foundation has voting control within the member’s council of Symbid Coöperatie U.A. as it controls five (5) votes out of a total of nine (9).  The member’s council of Symbid Coöperatie U.A. appoints the management board of Symbid Coöperatie U.A., so, indirectly, through its majority vote on the members’ council, the board of directors of Symbid Foundation is able to appoint the board of directors of Symbid Coöperatie U.A. Symbid Foundation is not involved in any business or economic transactions and has no function other than to oversee the board of directors of Symbid Coöperatie U.A.

Reorganization of Corporate Structure

Because of the Share Exchange and Symbid’s plans to enter various new markets, Symbid determined to restructure the legal organization of its business as described below.

Symbid Holding B.V. was incorporated on October 3, 2013, as a privately held limited liability company organized under the laws of The Netherlands.  Symbid Holding B.V. was organized to serve as the holding company for all of Symbid’s business activities in The Netherlands and in other countries.  As such, on October 3, 2013, the holders of the capital shares of Symbid B.V. exchanged their shares for capital shares of Symbid Holding B.V. and, as a result, Symbid B.V. became a wholly owned subsidiary of Symbid Holding B.V. Symbid B.V. is now the Symbid operating entity for the Company’s business in The Netherlands.  As such, Symbid B.V. will continue to hold the ownership interests in Gambitious and Equidam.  Symbid expects to organize separate operating companies for its proposed activities in other countries.  These entities will be organized as subsidiaries of Symbid Holding B.V.

In conjunction with this reorganization, Symbid’s IP, which includes all of the software relating to the Symbid crowdfunding internet platform, was transferred to a new entity organized on October 3, 2013, Symbid IP Foundation.  Pursuant to the organizational documents of Symbid IP Foundation, the board of directors of Symbid IP Foundation is composed of at least two members, one of whom must always be Symbid B.V. or one of its directors and the other must always be Symbid Corp. or one of its directors.  The size of the board of directors of Symbid IP Foundation is established by the board itself, giving Symbid B.V. and Symbid Corp. full control over the Symbid IP Foundation board.  Symbid IP Foundation has granted a perpetual license in the IP to Symbid Holding B.V. which, in turn, has granted a perpetual license in the IP to Symbid B.V. With respect to future Symbid crowdfunding platform business projects in other countries, Symbid Holding B.V. will grant IP licenses to the new legal entities established for these business purposes.

A schematic of the Company’s current corporate structure is set forth below.

Symbid Holding B.V.
Symbid IP Foundation
Board appointed by Symbid Holding B.V.
Symbid B.V. Netherlands
Symbid Foundation
Board appointed by Symbid B.V.
Equidam Holding B.V.
9% of shares
Gambitious Coöperatie
63% of shares
Symbid Coöperatie
Board appointed by Symbid Foundation
Equidam B.V.
100% of shares owned by Equidam Holding B.V.
Gambitious B.V.
28.5% of shares owned by Gambitious Coöperatie

The Competitive Environment

The crowdfunding industry has rapidly emerging since the turn of the century when several NGO’s and companies started raisings funds online. The concept of online fundraising rapidly adapted to all kinds of various forms of collective funding via the Internet, now all being labeled Crowdfunding.

There are numerous different forms of Crowdfunding and platforms, the main categories are:

Donation based crowdfunding:  Donations made online to a specific project or cause without a prospective return.

Pre-sales crowdfunding:  Donations made online to a specific project or cause with the prospective of a return in the form of a product or service, when the project is successful.

Debt/lending crowdfunding:  Investments made online in specific loan proposal (business as well as private) with a prospective return in interest and repayment of the initial debt.

Equity crowdfunding:  Investments made online in specific investment proposals with a prospective return in dividends and benefits form the value creation.

Globally, more than 3,000 crowdfunding platforms are active in the marketplace.  However, the majority of these platforms are involved in donation or pre-sales crowdfunding. The low barriers to entry in this sector allow many vendors to establish crowdfunding platforms, but, typically, their scope is limited to a specific geography or a specific niche, such as books or movies. Research firm Massolution, in its 2013 “Crowdfunding Industry Report,” estimated that the total market size for crowdfunding in 2012 was $2.7 billion. Massolution predicts that the total market size in 2013 will be approximately $5.1 billion. Debt/lending crowdfunding is expected to grow rapidly in 2013 to a total of more than $2 billion, accounting for 40% of the total crowdfunding market. Many of the existing crowdfunding platforms struggle in this growth environment with respect to their ability to professionalize their systems and legal frameworks and otherwise manage their growth.

The market for Equity crowdfunding is still in its early stages of development, accounting for, according to the Massolution 2013 “Crowdfunding Industry Report,” only $115.7 million in sales volume in 201_.  This smaller scale in the equity crowdfunding sector is a result of regulatory and structural problems encountered when operating an equity crowdfunding platform.

Additionally, because unsophisticated, non-accredited investors in the United States have been and are presently prohibited from investing through online equity crowdfunding platforms, rapid growth in the equity crowdfunding sector, particularly in the United States, has been handicapped.   The signing of the JOBS Act in 2012 is expected to result in the ability of non-accredited investors in the United States to begin to participate in equity crowdfunding. The SEC is still in the process of drafting regulations relating to crowdfunding, to implement the mandate of the JOBS Act, and, at present, only regulations relating to general solicitation in the context of a private placement capital raise have been broadened. It is expected that final SEC regulations will be in place by the end of 2014 enabling non-accredited investors to fully participate in the equity crowdfunding market. There can be no assurances, however, that such regulations will be promulgated by that date or that the regulations that are adopted will be as expected.

Because Symbid has developed products and services that serve all sectors of the crowdfunding industry, we believe that we are in a good position to take advantage of the growth of the entire industry rather than simply relying on sales to one particular sector. Additionally, because of the versatility of Symbid’s proprietary products which have application outside the crowdfunding domain, we believe we will be able to address needs of the online corporate funding industry as a whole, thus strengthening our competitive position.

Employees

As of September 30, 2013, we had nine employees involved through a contractual relationship with the Company. Our contractual relationship with employees consists of management agreements, service agreements, employee agreements and internship agreements. We have never experienced a work stoppage and believe our relationship with our employees is good.

Description of Properties

Our principal executive offices are located at Marconistraat 16, 3029 AK Rotterdam, The Netherlands, where we occupy approximately 1,075 square feet (100 square meters).  We have not yet signed a lease for this space although we expect to do so shortly and, until the lease is signed, we are not required to pay any rent for this space.  We also have a flexible office space in Utrecht, The Netherlands.

Regulatory Framework

During the development of the Symbid crowdfunding platform in 2010, we were in close contact with the Authority for the Financial Markets in The Netherlands (the “AFM”) to discuss the Symbid crowdfunding model, the structure of our crowdfunding platform and its relationship to the Dutch regulatory framework. In an email correspondence to Symbid, the AFM acknowledged that, although it is Symbid’s responsibility to identify activities requiring government authorization, as described to the AFM by Symbid, the AFM saw - on the basis of the information provided - no indication that the crowdfunding activities of Symbid would require permission under the Dutch Act on Financial Supervision. The activities of Symbid have not materially changed in comparison with the information provided to the AFM in 2010. The substantive rules applicable to Symbid's crowdfunding activities have also not materially changed since 2010. In accord with this statement by the AFM, it is our understanding and belief that Symbid’s activities relating to providing equity investments to the public through the Symbid crowdfunding platform are not subject to the Dutch Act on Financial Supervision. We believe that no supervision by, or license from, the AFM is currently required by Symbid for its operations in The Netherlands.  We cannot assure you, however, (i) that Dutch law and rules and policy of the AFM will not change and that in the future regulation of Symbid’s crowdfunding platform will not be required and (ii) that the AFM will not change its assessment of our operations if it becomes aware of additional information about our operational structure that would have led the AFM to a different conclusion in their original assessment. We have no reason to believe that we have not provided all relevant information to the AFM at the time of its initial assessment.

Our crowdfunding platform encompasses other activities which, in The Netherlands, could require a license or specific regulatory compliance under certain circumstances.  These activities relate to (i) the holding of redeemable funds and (ii) securities offerings to the public without a prospectus.

Redeemable funds - Our partner InterSolve (FEET EGI B.V.) holds a license from the Dutch Central Bank as an Electronic Money Institution, is supervised by the AFM and the Dutch Central Bank and is, therefore, allowed to redeem funds to the public. On the Symbid crowdfunding platform, investors can re-claim, i.e., redeem, their electronic money at any time prior to the funding target having been reached of a business idea to which they have allocated their electronic money. InterSolve will exchange upon request by such an investor the amount of electronic money being redeemed into scriptural money on the bank account of the investor. Symbid partners with InterSolve to ensure that Symbid cannot be deemed to hold redeemable funds of investors itself.

Offerings to the public without a prospectus – Under Dutch law, as long as the target capital raised for a particular business over a period of 12 consecutive months remains below the USD equivalent of EUR 2.5 million (approximately $3.44 million), there is an exemption from the prospectus delivery requirements. Under the current regulations, a prospectus must be prepared and approved by the AFM for capital raises planned or expected to exceed the USD equivalent of EUR 2.5 million (approximately $3.44 million) within a 12 month period. Currently, none of the entrepreneurs raising capital on the Symbid crowdfunding platform is raising capital in excess of the USD equivalent of EUR 2.5 million.  If our entrepreneurs begin to raise capital amounts greater than the current AFM maximum limit or if that maximum is dropped to a lower amount, we will be required to comply with the AFM prospectus regulations for these offerings. Symbid has set up its corporate structure in a way to ensure that Symbid itself will not be deemed to be offering securities to the public.

RISK FACTORS

An investment in our securities involves a high degree of risk.  You should not invest in our securities if you cannot afford to lose your entire investment. In deciding whether you should invest in our securities, you should carefully consider the following information together with all of the other information contained in this Current Report.  Any of the following risk factors can cause our business, prospects, financial condition or results of operations to suffer and you to lose all or part of your investment.

General Risks Relating to our Business, Operations of Financial Condition

We have a limited operating history and are subject to the risks encountered by early-stage companies.

Symbid was organized in The Netherlands in April 2011. Because our operating company has a limited operating history, you should consider and evaluate our operating prospects in light of the risks and uncertainties frequently encountered by early-stage companies in rapidly evolving markets. For us, these risks include:

• risks that we may not have sufficient capital to achieve our growth strategy;

• risks that we may not develop our product and service offerings in a manner that enables us to be profitable and meet our customers’ requirements;

• risks that our growth strategy may not be successful; and

• risks that fluctuations in our operating results will be significant relative to our revenues.

These risks are described in more detail below. Our future growth will depend substantially on our ability to address these and the other risks described in this section. If we do not successfully address these risks, our business would be significantly harmed.

We have a history of net losses, may incur substantial net losses in the future and may not achieve profitability.

Although we have begun to generate revenues, we have incurred significant losses since inception. We expect to incur increased costs to implement our business plan and increase revenues, such as costs relating to expanding our crowd funding platform into additional country markets. If our revenues do not increase to offset these additional expenses or if we experience unexpected increases in operating expenses, we will continue to incur significant losses and will not become profitable. If we are not able to significantly increase our revenues, we will likely not be able to achieve profitability in the future.

Our operating losses and working capital deficiency raise substantial doubt about our ability to continue as a going concern.  If we do not continue as a going concern, investors could lose their entire investment.

Our operating losses and working capital deficiency raise substantial doubt about our ability to continue as a going concern.  If we do not generate revenues, do not achieve profitability and do not have other sources of financing for our business, we may have to curtail or cease our development plans and operations, which could cause investors to lose the entire amount of their investment.

If we are unable to manage our anticipated post-Share Exchange growth effectively, our business could be adversely affected.

We anticipate that a significant expansion of our operations and addition of operating subsidiaries, including one in the United States, and new personnel will be required in all areas of our operations in order to implement our post-Share Exchange business plan. Our future operating results depend to a large extent on our ability to manage this expansion and growth successfully. For us to continue to manage such growth, we must put in place legal and accounting systems, and implement human resource management and other tools. We have taken preliminary steps to put this structure in place. However, there is no assurance that we will be able to successfully manage this anticipated rapid growth. A failure to manage our growth effectively could materially and adversely affect our ability to market our crowd funding platform in multiple venues.

The implementation of crowdfunding regulations in The Netherlands and in other countries could negatively affect our business.

Other than the Netherlands regulatory framework, rules on redeemable funds and offerings to the public without a prospectus (See “Item 2.01 Completion of Acquisition or Disposition of Assets – Description of Business – Regulatory Framework” in this Form 8-K), there are currently are no laws or regulations that specifically govern crowdfunding activities in The Netherlands or that require us to register with or seek permission from The Netherlands Authority for the Financial Markets (The Netherlands equivalent of the SEC).  Changes in local regulations within The Netherlands relating to the offering of securities to the public or specifically to crowdfunding, could negatively affect our operations in The Netherlands. Such changes could result in our having to change our business model, which could negatively impact future revenues.  Further, there are various regulators in The Netherlands (e.g., the Authority for Financial Markets, the Dutch Central Bank and the Ministry of Finance) that monitor and regulate financial markets and supervise financial service providers involved in the sale of investments and securities.  These regulators monitor crowdfunding activities and could determine that specific laws and regulations that apply to the financial sector should be extended to the crowdfunding arena. Such a determination could negatively affect our operations in The Netherlands and impact our ability to operate our business and generate revenues.  Additionally, the implementation of new crowdfunding regulations or the application of existing laws and regulations to crowdfunding in other countries where Symbid may wish to begin crowdfunding operations could have a negative impact on our future growth plans.

Delay in the implementation of the JOBS-act in the United States could negatively affect our business plan and future growth prospects.

President Obama signed the Jumpstart Our Business Startups Act or JOBS Act into law in April 2012. The JOBS Act is a law intended to encourage funding of United States small businesses by easing various securities regulations. Currently, the law is being interpreted and implemented by the SEC. A delay in the implementation of the JOBS Act can delay the introduction of equity based crowd funding in the United States and consequently delay the introduction of Symbid’s equity model crowd funding platform within the United States.

Changes in regulations within the European Union governing our operations, specifically relating to the sale of securities to the public, could negatively affect our business.

Changes in local regulations within the European Union relating to the offering of securities to the public could negatively affect the business operations of Symbid within the European Union. Such changes could result in the Company having to change its business model, which could negatively impact future revenues.

Inappropriate business behavior of entrepreneurs raising funds via our platforms could result in reputational or financial damages to our business.

Although Symbid’s business is limited to providing a platform for matching investors and entrepreneurs, there is a possibility that inappropriate business behavior exhibited by any of the entrepreneurs raising capital through our platform could result in reputational or financial damages to us. We enforce a thorough due diligence process for all companies raising funds via our products and we require participating entrepreneurs to sign legally binding terms of use releasing Symbid from any responsibility for entrepreneur impropriety or misdeed. Nevertheless, our clients might regard Symbid as being responsible for any improprietous behavior of the entrepreneur and this could result in reputation damage to us that could impact our future revenues.

Our crowd funding platform operates on an online distribution model and is, therefore, subject to internet cyber risk.

Our online crowd funding distribution model could be subject to cyber-attacks aiming to breach our security protocols. We take reasonable and commercial precautions to make our systems as secure as possible, including but not limited to daily back-ups, banking grade hosting solutions, divisions between systems to ensure, for example, that our banking backend cannot be reached via our online distribution network, and continuous monitoring of the systems as well as sequential system checks. However, we cannot fully exclude the possibility of cyber-attacks, third party breaches, software bugs or other forms of internet malfeasance.  If any of these events occur, our reputation could be negatively impacted and our future revenues could suffer as a result.

Increasing competition within our emerging industry could have an impact on our business prospects.

The crowd funding market is an emerging industry where new competitors are entering the market frequently. These competing companies may have significantly greater financial and other resources than we have and may have been developing their products and services longer than we have been developing ours.  Although our portfolio of products and related revenue stream sources are broad, increasing competition may have a negative impact on our profit margins.

Our business is subject to risks generally associated with fluctuating economic tendencies in the capital markets.

The demand for our products can change over time due to fluctuations in the global and local economies and in the related capital requirements of small and medium-sized enterprises.  These fluctuations could negatively impact our future revenue streams.

Fluctuations in interest rates could impair the ability of companies to raise capital on the Symbid platform.

Fluctuations in interest rates could influence the attractiveness for investors to allocate capital to small and medium-sized enterprises raising capital on our crowdfunding platform.  This could result in reduced revenues to us.

If we lose the services of our founders or other members of our senior management team, we may not be able to execute our business strategy.

Our success depends in a large part upon the continued service of our senior management team. In particular, the continued service of our founders, Korstiaan Zandvliet, Chief Executive Officer, Robin Slakhorst, Chief Commercial Officer, and Maarten van der Sanden, Chief Financial Officer and Chief Operating Officer, is critical to our vision, strategic direction, culture, products and technology. We do not maintain key-man insurance for any of our founders or other members of our senior management team. The loss of any of our founders, even temporarily, or any other member of senior management could harm our business.

We may not be able to adequately protect our proprietary technology, and our competitors may be able to offer similar products and services, which would harm our competitive position.

Our success depends in part upon our proprietary technology. We rely primarily on trademark, copyright, service mark and trade secret laws, confidentiality procedures, license agreements and contractual provisions to establish and protect our proprietary rights. Despite these precautions, third parties could copy or otherwise obtain and use our technology without authorization, or develop similar technology independently. We also pursue the registration of our domain names, trademarks, and service marks in the United States. We cannot assure you that the protection of our proprietary rights will be adequate or that our competitors will not independently develop similar technology, duplicate our products and services or design around any intellectual property rights we hold.

If third parties claim that we infringe their intellectual property, it may result in costly litigation.

We cannot assure you that third parties will not claim our current or future products infringe their intellectual property rights. Any such claims, with or without merit, could cause costly litigation that could consume significant management time. As the number of product and services offerings in the crowd funding market increases and functionalities increasingly overlap, companies such as ours may become increasingly subject to infringement claims. Such claims also might require us to enter into royalty or license agreements. If required, we may not be able to obtain such royalty or license agreements, or obtain them on terms acceptable to us.

We may need additional financing.  Any limitation on our ability to obtain such additional financing could have a material adverse effect on our business, financial condition and results of operations.

Although we expect that the proceeds from the Offering will be sufficient to implement our business plan, there can be no assurance that we will not require additional capital.  The raising of additional capital could result in dilution to our stockholders.  In addition, there is no assurance that we will be able to obtain additional capital if we need it, or that if available, it will be available to us on favorable or reasonable terms.  Any limitation on our ability to obtain additional capital as and when needed could have a material adverse effect on our business, financial condition and results of operations.

If we are unable to register the resale of the shares of Common Stock contained in the Units and the PPO Warrant Shares in a timely manner as required by the Registration Rights Agreement, we may have to pay cash penalties in connection with such failure. Our use of cash to pay such penalties may limit our ability to use such cash for other business purposes, which could have a material adverse effect on our business.

We have agreed, at our expense, to prepare and file a registration statement with the SEC within ninety (90) calendar days after the effective date of the Share Exchange. We have also agreed to use our commercially reasonable efforts to cause such registration statement to be declared effective by the SEC within one hundred eighty (180) calendar days of filing with the SEC. The registration statement will cover the resale of the shares of Common Stock contained in the Units and the PPO Warrant Shares. There are many reasons, including some over which we have little or no control, which could delay our filing of the registration statement beyond ninety (90) days after the effective date of the Share Exchange or which could prevent the registration statement from being declared effective by the SEC, including delays resulting from the SEC review process and comments raised by the SEC during that process. In the event that the registration statement is not filed, or we fail to use our commercially reasonable efforts to have it declared effective within these timeframes, we may be required to pay cash penalties in accordance with the terms of the Registration Rights Agreement. As a result, we may be required to divert cash from other business purposes to pay such cash penalties, which could have a material adverse effect on our business.

If we fail to maintain proper and effective internal controls, our ability to produce accurate and timely financial statements could be impaired, which could harm our operating results, our ability to operate our business and investors’ views of us.

Ensuring that we have adequate internal financial and accounting controls and procedures in place so that we can produce accurate financial statements on a timely basis is a costly and time-consuming effort that will need to be evaluated frequently.  Section 404 of the Sarbanes-Oxley Act requires public companies to conduct an annual review and evaluation of their internal controls.  Our failure to maintain the effectiveness of our internal controls in accordance with the requirements of the Sarbanes-Oxley Act could have a material adverse effect on our business.  We could lose investor confidence in the accuracy and completeness of our financial reports, which could have an adverse effect on the price of our common stock. In addition, if our efforts to comply with new or changed laws, regulations, and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us and our business may be harmed.

Risks Relating to our Securities

The Shares of Common stock contained in the Units and the PPO Warrant Shares comprising a component of the Units sold in the Offering will be “restricted securities” and, as such, may not be sold except in limited circumstances.

The Shares of Common Stock contained in the Units and the PPO Warrant Shares comprising a component of the Units sold in the Offering have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities law.  As a result, the shares will be “restricted securities” under the Securities Act and they may not be sold, transferred, pledged or otherwise disposed of unless they are registered under the Securities Act and applicable state securities laws, except in a transaction which, to our satisfaction and that of our counsel, is exempt from such registration requirements.  Although we are required to register the resale of the shares of Common Stock to enable those shares to be freely tradable, we cannot assure you that the SEC will declare the registration statement effective, or that once declared effective, that the SEC will not take action to suspend such effectiveness.

In addition, Rule 144 promulgated under the Securities Act, which permits the resale of the shares of Common Stock, subject to various terms and conditions, will generally not apply to our common stock until one year after we cease to be a “shell company” under SEC regulations and all Form 10 required information has been filed with the SEC.  We exited shell company status as of the closing of the Share Exchange and we have filed the required Form 10 information in this Current Report.  The one year waiting period before Rule 144 will become available began as of the filing of this Current Report.  As a result, your ability to sell your shares may be limited.

Because the Share Exchange will result in a deemed a reverse acquisition, we may not be able to attract the attention of major brokerage firms, which may limit the liquidity of our Common Stock and may make it more difficult for us to raise additional capital in the future.

Additional risks may exist because the Share Exchange will be considered a “reverse acquisition” under accounting and securities regulations. Certain SEC rules are more restrictive when applied to reverse acquisition companies, such as the ability of stockholders to resell their shares of Common Stock pursuant to Rule 144. In addition, securities analysts of major brokerage firms may not provide coverage of our Common Stock following the Share Exchange because there may be little incentive for brokerage firms to recommend the purchase of our Common Stock. As a result, our Common Stock may have limited liquidity and investors may have difficulty selling it. In addition, we cannot assure you that brokerage firms will want to conduct any secondary offerings on our behalf if we seek to raise additional capital in the future. Our inability to raise additional capital may have a material adverse effect on our business.

There is not now, and there may not ever be, an active market for the Company’s Common Stock.

There currently is no public market for our Common Stock.  Further, although our Common Stock is currently quoted on the OTC Bulletin Board (the “OTCBB”) and on the OTC Markets QB Tier, trading of our Common Stock has not yet commenced.  When our stock does begin to trade, such trading may be extremely sporadic.  For example, several days may pass before any shares may be traded.  As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations of the price of, our Common Stock.  Accordingly, investors must assume they may have to bear the economic risk of an investment in our Common Stock for an indefinite period of time.  There can be no assurance that a more active market for the Common Stock will develop, or if one should develop, there is no assurance that it will be sustained.  This severely limits the liquidity of our Common Stock, and would likely have a material adverse effect on the market price of our Common Stock and on our ability to raise additional capital.

We cannot assure you that the Common Stock will become liquid or that it will be listed on a securities exchange.

Until our Common Stock is listed on a national securities exchange such as the New York Stock Exchange or the Nasdaq Stock Market, we expect our Common Stock to remain eligible for quotation on the OTCBB and OTC Markets QB Tier.  In those venues, however, an investor may find it difficult to obtain accurate quotations as to the market value of our Common Stock.  In addition, if we fail to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors.  Consequently, such regulations may deter broker-dealers from recommending or selling our Common Stock, which may further affect the liquidity of the Common Stock.  This would also make it more difficult for us to raise capital.

Our Common Stock is subject to the “penny stock” rules of the SEC and the trading market in the securities is limited, which makes transactions in the stock cumbersome and may reduce the value of an investment in the stock.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

●	that a broker or dealer approve a person’s account for transactions in penny stocks; and
●	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

●	Obtain financial information and investment experience objectives of the person; and

●

make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth:

●	the basis on which the broker or dealer made the suitability determination; and

●	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of common stock and cause a decline in the market value of stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The price of our Common Stock may become volatile, which could lead to losses by investors and costly securities litigation.

The trading price of our Common Stock is likely to be highly volatile and could fluctuate in response to factors such as:

•

actual or anticipated variations in our operating results;

•

announcements of developments by us or our competitors;

•

announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•

adoption of new accounting standards affecting our Company’s industry;

•

additions or departures of key personnel;

•

sales of our Common Stock or other securities in the open market; and

•

other events or factors, many of which are beyond our control.

The stock market is subject to significant price and volume fluctuations. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been initiated against the company. Litigation initiated against us, whether or not successful, could result in substantial costs and diversion of our management’s attention and resources, which could harm our business and financial condition.

We do not anticipate dividends to be paid on our Common Stock, and investors may lose the entire amount of their investment.

Cash dividends have never been declared or paid on the Common Stock, and we do not anticipate such a declaration or payment for the foreseeable future. We expect to use future earnings, if any, to fund business growth. Therefore, stockholders will not receive any funds absent a sale of their shares. We cannot assure stockholders of a positive return on their investment when they sell their shares, nor can we assure that stockholders will not lose the entire amount of their investment.

If securities analysts do not initiate coverage or continue to cover our Common Stock or publish unfavorable research or reports about our business, this may have a negative impact on the market price of our common stock.

The trading market for the Common Stock will depend on the research and reports that securities analysts publish about our business and the Company. We do not have any control over these analysts. There is no guarantee that securities analysts will cover the Common Stock. If securities analysts do not cover the Common Stock, the lack of research coverage may adversely affect its market price. If we are covered by securities analysts, and our stock is the subject of an unfavorable report, our stock price and trading volume would likely decline. If one or more of these analysts ceases to cover the Company or fails to publish regular reports on the Company, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

You may experience dilution of your ownership interests because of the future issuance of additional shares of the Common Stock.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders and the purchasers of Common Stock offered hereby.  We are currently authorized to issue an aggregate of 300,000,000 shares of capital stock consisting of 290,000,000 shares of Common Stock and 10,000,000 shares of preferred stock with preferences and rights to be determined by the our  Board of Directors.  As of the closing of the Share Exchange, there will be 31,170,000 shares of our Common Stock and no shares of our preferred stock outstanding.  These numbers do not include the 3,098,736 shares of our Common Stock sold in the PPO.  We may also issue additional shares of our Common Stock or other securities that are convertible into or exercisable for our Common Stock in connection with hiring or retaining employees, future acquisitions, future sales of its securities for capital raising purposes, or for other business purposes.  The future issuance of any such additional shares of our Common Stock may create downward pressure on the trading price of the Common Stock.  There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with any capital raising efforts, including at a price (or exercise prices) below the price at which shares of the Common Stock will be initially quoted on the OTCBB and the OTC markets QB Tier.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following management’s discussion and analysis should be read in conjunction with the historical financial statements and the related notes thereto contained in this report. The management’s discussion and analysis contains forward-looking statements, such as statements of our plans, objectives, expectations and intentions. Any statements that are not statements of historical fact are forward-looking statements. When used, the words “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect” and the like, and/or future tense or conditional constructions (“will,” “may,” “could,” “should,” etc.), or similar expressions, identify certain of these forward-looking statements. These forward-looking statements are subject to risks and uncertainties, including those under “Risk Factors” in this Form 8-K, that could cause actual results or events to differ materially from those expressed or implied by the forward-looking statements. The Company’s actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors. The Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this report.

As the result of the Share Exchange and the change in business and operations of the Company, from engaging in the business of an e-commerce daily discount marketplace, to the business of becoming a global, equity based crowdfunding platform, a discussion of the past, pre-Share Exchange financial results of Symbid Corp., is not pertinent, and under applicable accounting principles the historical financial results of Symbid B.V., the wholly owned operating subsidiary of Symbid Holding B.V., the accounting acquirer, prior to the Share Exchange are considered the historical financial results of the Company.

The following discussion highlights Symbid B.V.’s results of operations and the principal factors that have affected our financial condition as well as our liquidity and capital resources for the periods described, and provides information that management believes is relevant for an assessment and understanding of the statements of financial condition and results of operations presented herein. The following discussion and analysis are based on Symbid B.V.’s audited and unaudited financial statements contained in this Current Report, which we have prepared in accordance with United States generally accepted accounting principles. You should read this discussion and analysis together with such financial statements and the related notes thereto.

Basis of Presentation

The audited financial statements for our fiscal years ended December 31, 2012 and 2011, and the unaudited financial statements for our fiscal nine months ended September 30, 2013, include a summary of our significant accounting policies and should be read in conjunction with the discussion below. In the opinion of management, all material adjustments necessary to present fairly the results of operations for such periods have been included in these audited financial statements. All such adjustments are of a normal recurring nature.

Overview

Overview 2011

Symbid B.V. was incorporated in March 2011 in the Netherlands, as a result we have currently available two years of financial results. These results have been presented in the audited financial statements with fiscal years ended December 31, 2011 and 2012 and in the unaudited financial statements for our fiscal nine months ended September 30, 2013. In April 2011, the Symbid crowdfunding platform was launched in the Netherlands on the URL www.symbid.nl. We operate our crowdfunding platform not only on this URL, but also in collaboration with white label partners such as MKB-Nederland and MKB-Servicedesk who operate a crowdfunding platform at www.mkbcrowdfunding.nl. These first partnerships were established on a barter basis, where we provided a while label platform license and the partner paid with generated traffic to the white label platform and media coverage. At launch only a Dutch version was available, limiting the exposure of the platform to the 16 million citizens of the Netherlands. In the summer of 2012 we closed a partnership with www.efactor.com resulting in a white label platform we started operating for their community of more than 1 million entrepreneurs. Since eFactor was operating worldwide we made our platform available in the English language. In December 2011 we were successful in funding our first entrepreneur pitching for capital on the platform. Next to these first revenues in terms of administration fees and success fees we also closed our first (white label) software license deals where a setup fee and yearly fee was being charged. In collaboration with video games industry experts we incorporated Gambitious B.V., which became a customer of the Company in the niche of video games. However, total revenues over 2011 were small due to the fact 2011 was not a full operational year for the Company. Total revenues for 2011 amounted to $18,665 of which $7,870 was crowdfunding (administration and success fees) related and $10,795 was mainly software license fee related. Due to the launch of the first version of the platform and the further improving of the platform the operating result over 2011 was negative.

Overview 2012

In 2012 we have established a continued growth in revenues, both crowdfunding related and software license fee related. Also other sources of revenues have been explored in 2012, but all were platform software related. Traffic on the platform has increased significantly compared to 2011. Entrepreneurs pitching successfully for capital on the platform followed each other at a fast pace, and in the first quarter of 2012 an additional three entrepreneurs were funded on the platform. Though, as a result of significant investments in further improving and maintaining the platform the operating result remains negative. The revenue directly from the platform activities amounts to some $40,000, consisting of success, registration and administration fees. While the remaining revenue is mainly realized by sub licensing the platform and advise on software development for third parties. Management decided by the end of 2012 to focus on core activities, being offering a crowdfunding platform to entrepreneurs and investors. Most advise on software development activities and related stand-alone license agreements were not extended or renewed in order to be able to focus on the core strategy.

Overview as of September 30, 2013

A new product was introduced to the market at the start of 2013 to balance our product portfolio and strengthen the focus on the core activity of matching online entrepreneurs and investors. Symbid Group licenses were being offered to partners wanting their own crowdfunding Group on the Symbid platform. Fees are typically lower as compared to fees charged for the white label platforms, lowering the barriers for new partners to enter the Symbid eco-system. Refocusing the product strategy to the core activity is the main reason for the total revenue as of September 30, 2013 being lower compared to the September 30, 2012 period. However, we feel comfortable by this shift in the product strategy our product portfolio has become more balanced and focused. In addition to the Group product we developed new corporate partnership products, with this product category we are taking first steps in offering crowdfunding services to large corporates. A corporate partnership deal consists of several other products being packaged into one deal, over time this will result in more efficient sales cycles and a focus on building up a portfolio of partners we can scale up our services with. One of those crowdfunding related services being the valuation tool from Equidam Holding B.V. where we became a shareholder in August 2013. In September we raised as Symbid B.V. $143,277 in equity from one new investor Sharpe Financial Communication and current shareholders of Symbid B.V. The proceeds from this raise have been used as working capital and for PR services.

Going Concern

The accompanying consolidated financial statements have been prepared assuming we will continue as a going concern. As discussed in this Current Report and in the notes to the Symbid B.V. consolidated financial statements, we have incurred operating losses, and at December 31, 2012, we have a working capital deficiency of approximately $232,000. For the interim period ending September 2013, our working capital deficiency amounted to $289,000. These factors raise substantial doubt about our ability to continue as a going concern.  Additionally, our independent registered public accounting firm included an explanatory paragraph in their report for the years ended December 31, 2012 and 2011 regarding concerns about our ability to continue as a going concern.

Our ability to continue as a going concern is dependent upon our generating operating cash flow and raising capital sufficient to fund operations.  We have discussed our strategy and plans relating to these matters elsewhere in this Current Report although the consolidated financial statements included herein do not include any adjustments that might result from the outcome of these uncertainties.  We expect that with the successful closing of the PPO we will be able to fund ongoing operations and accelerate our international expansion for the next nine (9) months.  Our business strategy may not be successful in addressing these issues, however, and if we cannot continue as a going concern, our stockholders may lose their entire investment in us.

Strategy

During 2012, we developed a template model for our corporate crowdfunding platform. The pillars of this model are standardization, economies of scale and the concept “think global, act local.”  Through standardization, our core crowdfunding processes have been fully documented and can be easily rolled out in other markets. Other new crowdfunding related products and services can be incorporated under the same model, with the Netherlands being our test market, and copied from there to other markets. Our main revenue stream is based on a transaction based model, so in the end we require a certain scale to operate successfully. By expanding our market reach on a fast as possible pace we intend to reach this level as soon as possible. However, this does imply we require a significant capital increase to realize this growth path and cover the related expected investments and operational losses. With the current PPO we intend to obtain the required capital for the first stage of the international roll-out in Europe. By being quoted as Symbid Corp. on the OTC Bulletin Board and the OTC Markets QB Tier we intend to raise more capital from the markets in order to realize also the future stages of our growth path and start also operations in the United States once the JOBS-act has been implemented. Ultimately we intend to become the largest equity-based crowdfunding platform worldwide, however there can be no assurance this goal will be achieved.

Highlights

During the financial year 2012, except from the capital contributions, there have been no unusual or infrequent events or transactions or any significant economic changes that materially affected the reported income from continuing operations. The capital contribution referred to mainly relates to the additional paid in capital from the investors in Gambitious B.V., which is accounted for as a transaction under common control and therefore, instead as result on investment, presented directly in equity of Symbid B.V.

Critical Accounting Estimates

We regularly evaluate the accounting estimates that we use to prepare our financial statements. A complete summary of these policies is included in the Notes to our audited financial statements. In general, management’s estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

We believe that of our significant accounting policies, which are described in note 2 to our consolidated financial statements, the following accounting policies involve a greater degree of judgment and complexity. Accordingly, these are the policies we believe are the most critical to aid in fully understanding and evaluating our financial condition and results of operations.

Revenue Recognition

We are generating substantially all our revenue from administration and success fees of transactions on the Crowdfunding platform. Revenue from these transactions is accounted for at the moment an investment is made or a proposition is successfully funded. There is no credit risk since the fees are collected directly at the moment that the transaction takes place on the platform. Other revenue is generated by licensing the platform to third parties. Revenue is accounted for on a monthly basis for the agreed monthly licensed fee. There is limited credit risk. If the monthly licensed fee is not paid we are entitled to set the platform offline. We provide a description of the different types of revenue below.

Revenue related to Crowdfunding Operation:

1.

Registration Fee  (until 12/31/2012) – Approximately $327.50 per portfolio company to list on the Platform

2.

Administration Fee – A fee is charged to investors for investments.  The revenue is recognized monthly based upon transactions (i.e. investments) that occurred during the period.

a.

2.5% Fee charged for investments up to $6,550

b.

1% fee charged for investments exceeding $6,550

3.

Success Fee – An approximate success fee of 3- 5% is charged by the Company for a successful private placement. The fee and revenue is recognized when the funding is completed, subject to all requirements needed.

4.

Refund Fee –If an investor requests a refund from the “Online Wallet” a fee is charged to the investor in the amount of $26.20, of which the Company will receive $6.55.

5.

Paying method fee – If an investor uses a certain payment method (i.e., Pay Pal) an additional amount is charged to the customer to account for processing fees incurred by the Company.  This amount is typically negligible.

Other Revenue related to License Agreements, affiliate URL and Group license and website consultancy:

1.

(White label) licenses – Entered into with third party for one time upfront payment and an earn-out period of approximately 3 years. The earn-out is based upon the income earned through crowd-funding over the period

2.

Affiliate URL and Group licenses – Symbid offers owners of existing communities or groups a crowdfunding service so they do not require their own crowdfunding infrastructure. Prices range from $700 to $2,500 on a yearly basis.

3.

Website consultancy – Typically, the white label portals relate to crowd “voting” – A typical contract would be with the city of Rotterdam to host a vote with residents of the city to determine which particular project should get funded (public works projects).

a.

Symbid performs the following services for approximately EUR 6,550 to 19,650.   The projects typically are less than one year.  Invoicing typically 50% upfront and the remainder at the conclusion.   The revenue recognition follows the invoicing.

i.

Front-end user portal

ii.

Implementing and designing the website

iii.

Setup back end

iv.

Hosting and Support

Concentrations of Credit Risk

Cash held in banks: we maintain cash balances at a financial institution that is insured by the Federal Deposit Insurance Corporation (“FDIC”) up to federally insured limits. At times balances may exceed FDIC insured limits. We have not experienced any losses in such accounts.

Accounts Receivable: Customer accounts typically are collected within a short period of time, and based on its assessment of current conditions and its experience collecting such receivables, management believes it has no significant risk related to its concentration within its accounts receivable.

Components of Results of Operations

Revenues

We generate our revenues partly from crowdfunding related fees like administration fees and success fees and for the other part from software license fees.

Research and development

Research and development expenses consist primarily of fees we are being charged for developing the source code of the software platform enabling us to build new products as well as improve existing products. We expense substantially all of our research and development costs as they are incurred.

Selling, General and Administrative

Our selling, general and administrative expenses consist primarily of salaries for our executives as well as our finance, legal, human resources, and other administrative employees. In addition, general and administrative expenses include outside consulting, legal and accounting services, and facilities and other supporting overhead costs.

Distinct Characteristics of The Dutch Model

Symbid B.V. has a variable interest in Symbid Cooperatie U.A. Symbid Cooperatie U.A. licenses from Symbid B.V. its online crowdfunding platform in exchange for 100% of the administration fees and success fees earned by Symbid Cooperatie U.A.  In addition, Symbid Cooperatie U.A. has entered into a perpetual platform management service agreement with Symbid B.V. for customer support, software updates and content management system control for approximately $6,000 per year. The management team of Symbid Cooperatie U.A. is the same as the management team of Symbid B.V.

The Company consolidates any variable interest entity (“VIE”) for which the Company is considered the primary beneficiary1.

Symbid B.V. is deemed to be the primary beneficiary of Symbid Cooperatie U.A. Symbid B.V. has a controlling financial interest in Symbid Cooperatie U.A. because it has the power to direct the activities of Symbid Cooperatie U.A. that most significantly impact Symbid Cooperatie U.A.’s economic performance.  Symbid B.V., through its control of Symbid Foundation, can appoint the majority of the members’ council of Symbid Cooperatie U.A. which, in turn, appoints the management board of Symbid Cooperatie U.A. The Management Board of Symbid Cooperatie U.A. controls the activities that are most significant to Symbid Cooperatie U.A.  In addition, by virtue of the license agreement and management service agreement between Symbid Cooperatie U.A. and Symbid B.V., substantially all revenue earned by Symbid Cooperatie U.A. is remitted to Symbid B.V.

As a result of this VIE structure, Symbid B.V. consolidates the financial statements of Symbid Cooperatie U.A.  Every reporting period Symbid B.V. reassesses its relationship with Symbid Cooperatie U.A. to determine whether consolidation is required. As such, our conclusion regarding our status as the primary beneficiary of Symbid Cooperatie U.A. is subject to change.

_________________________

1 A VIE is an entity in which either a) the equity investment at risk is not sufficient to permit the entity to finance its own activities without additional financial support or b) the voting rights of the equity investors are not proportional to their obligations to absorb the expected losses of the entity or their rights to receive the expected residual returns of the entity. The Company evaluates whether entities in which it has an interest are VIEs and whether the Company qualifies as the primary beneficiary of any VIEs identified in its analysis.

Results of Operations

Fiscal period ended September 30, 2013

The following table summarizes our historical consolidated statements:

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2013	2012	2013	2012
Revenues
Crowd funding	$ 22,979	$ 22,067	$ 53,387	$ 45,055
Other	6,385	(5,666)	8,137	60,748
	29,364	16,401	61,524	105,803
Operating expenses
Selling, general and administrative	394,153	126,986	594,650	301,279
Research and development costs	11,223	38,780	36,335	124,915
Depreciation and amortization	325	343	975	695
	405,701	166,109	631,960	426,889

Operating losses	(376,337)	(149,708)	(570,436)	(321,086)
Other income (expenses)
Interest income	-	966	-	3,348
Interest expense	(5,498)	(4,704)	(16,176)	(10,984)
Government subsidy	8,000	7,756	23,999	12,925
Gain on sale of 450 common shares of Gambitious B.V.	-	19,156	-	19,156
Equity in losses of Gambitious B.V.	(13,570)	(53,322)	(48,501)	(56,666)
	(11,068)	(30,148)	(40,678)	(32,221)

Net loss	(387,405)	(179,856)	(611,114)	(353,307)

Net income (loss) attributable to non-controlling interests	(8,071)	(42,199)	(27,401)	(53,309)

Net loss attributable to Symbid B.V. shareholders	$ (379,334)	$ (137,657)	$ (583,713)	$ (299,998)

Revenues

Total revenue declined for the nine months period ended September 30, 2013 with about $44,000 compared to the same period in 2012. However Crowdfunding revenue in the same period has increased significantly compared to the same period in 2012. Crowdfunding revenue in the third quarter of 2013 was equal to the same period in 2012. Total revenue increased $13,000 when comparing the three months ended September 30, 2013 and 2012, respectively.

Based upon our experience in the third quarter of 2013 we expect the crowdfunding revenues to become a larger percentage of the total revenue.

Operating Expenses

Selling, General and Administrative Expenses

Selling, General and Administrative expenses in the third quarter of 2013 amounted to $394,153 and increased significantly compared to the same period in 2012. The increase was primarily due to an increase in payroll expenses, accounting fees and legal fees for the preparation of the PPO transaction.

We anticipate that Selling, General and Administrative expenses will increase in dollar amount and increase as a percentage of revenue in 2013 compared to 2012 as a result of growth in headcount and headcount-related expenses. We plan to continue to increase Selling General and Administrative employee headcount to support our growth. Assuming we complete our maximum PPO raise in 2013, we also anticipate a significant increase in Selling, General and Administrative expenses in 2014, also due to the inclusion of share-based compensation expenses.

Research and development

Research and development expenses in the third quarter of 2013 decreased more than $28,000 compared to the same period in 2012. The decrease was primarily due to a change in the product strategy through which the requests for software features decreased.

We anticipate that research and development expenses will however be equal to the dollar amount in 2013 compared to 2012 as a result of the expansion plans to other markets and the new products we aim to introduce to the home market. We plan to start rapidly hiring product management employees. Assuming we complete our maximum PPO raise in 2013, we also anticipate a significant increase in research and development expenses in 2014.

Fiscal year ended December 31, 2012

The following table summarizes our historical consolidated statements:

		Period From
	Year Ended	Inception to
	December 31,	December 31,
	2012	2011
Revenues
Crowd funding	$ 50,319	$ 7,870
Other	57,418	10,795
	107,737	18,665
Operating expenses
Selling general and administrative	387,727	172,750
Research and development costs	165,357	188,552
Depreciation and amortization	979	49
	554,063	361,351

Operating losses	(446,326)	(342,686)
Other income (expenses)
Interest income	3,335	-
Interest expenses	(15,688)	(1,055)
Government subsidy	20,885	3,378
Gain on sale of 450 common shares of Gambitious B.V.	19,345	-
Equity in losses of Gambitious B.V.	(86,492)	(5,026)
	(58,615)	(2,703)

Net loss	(504,941)	(345,389)

Net loss attributable to non-controlling interests	(64,562)	(14,188)

Net loss attributable to Symbid B.V. shareholders	$ (440,379)	$ (331,201)

Revenues

Total revenues for 2011 amounted to $18,665 of which $7,870 was Crowdfunding (administration and success fees) related and $10,795 was mainly software license fee related. Due to the launch of the first version of the platform and the further improving of the platform the operating result over 2011 was negative. Total revenue for 2012 increased to $107,737 where Crowdfunding revenue was about half of the realized total revenue. The operating result remained negative due to ongoing developments on the platform.

Comparison of the results of 2012 with the results of 2011 is not significant since 2011 was an incomplete year in which the Symbid service was launched on the market.

Operating Expenses

Research and development

Research and development expenses remained at the same level, comparing 2012 to 2011. The higher costs for the initial development of the platform in 2011 result in a small decrease in the total amount, however the ongoing development costs for the platform remained at the same level.

Selling, General and Administrative Expenses

Selling, General and Administrative expenses mainly consist of management fees and salaries paid, other expenses are legal and accounting fees. Comparison from 2012 with 2011 is insignificant due to 2011 not being a full year of operations. We expect a steep increase in legal and accounting fees for 2013 compared to 2012 due to the current PPO raise and Share Exchange.

Financial Condition, Liquidity and Capital Resources

As of September 30, 2013, we had cash on hand of $15,724 and a working capital deficit of $289,224.

Our principal sources of liquidity have been cash generated by issuing new shares in Symbid B.V. and cash generated from operations.

Our liquidity position in 2012 decreased as compared to the prior year by approximately $47,000. This decrease in cash can be attributed to significant investments in our crowdfunding software platform and the operating loss for the year. The negative cash flow could not be fully compensated by additional paid in capital.

In order to be able to achieve our strategic goals, we need to further expand our business and financing activities. We aim to accomplish these goals by further developing our crowdfunding software platform and achieving a more international coverage of our services. Expanding our international network, together with further improvement of our crowdfunding platform will require future capital and liquidity expansion. The maximum credit limit under our current banking facilities was reached by the end of December 2012, and, as a result, we must search for alternative financing sources. Since our inception in March 2011, our shareholders have contributed a significant amount of capital making it possible for us to develop our crowdfunding platform, services and activities. To continue to develop our product offerings and expand our services and to realize an international coverage a significant capital increase has been and will continue to be required. We have drafted an investment plan and concluded we should enter in the process of raising additional capital from current shareholders and new investors.

In the first quarter of 2013, Symbid B.V. raised approximately $388,000 through the sale of its common stock to its then current shareholders and one new investor.

In September 2013, Symbid B.V. raised an additional amount of $140,000 through the sale of its common stock to its then current shareholders and one additional new investor.

Concurrent with the closing of the Share Exchange, we completed a closing of the PPO in which we sold 3,089,736 units of our Common Stock and warrants, at a price of $0.50 per unit for a total cash consideration of $1,549,368.  We incurred offering costs of $64,895 for net proceeds from this offering of $1,484,473.

We plan to continue raising capital in order to meet our liquidity needs. However, we may be unable to raise sufficient additional capital when we need it or to raise capital on favorable terms. If we are unable to obtain adequate funds on reasonable terms, we may be required to significantly curtail or discontinue operations or obtain funds by entering into financing agreements on unattractive terms.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements (as that term is defined in Item 303(a)(4)(ii) of Regulation S-K) as of September 30, 2013 that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Quantitative and Qualitative Disclosures About Market Risk

Not applicable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our Common Stock as of December 6, 2013, by (i) each stockholder known by us to be the beneficial owner of more than 5% of our Common Stock (our only class of voting securities), (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group.  To the best of our knowledge, except as otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares of our Common Stock beneficially owned by such person, except to the extent such power may be shared with a spouse.  To our knowledge, none of the shares listed below are held under a voting trust or similar agreement, except as noted.  Other than the Share Exchange, to our knowledge, there is no arrangement, including any pledge by any person of securities of the Company or any of its parents, the operation of which may at a subsequent date result in a change in control of the Company.

Unless otherwise indicated in the following table, the address for each person named in the table is c/o Symbid Corp., Marconistraat 16, 3029 AK Rotterdam, The Netherlands.

Name and Address of Beneficial Owner	Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned(1)
Korstiaan Zandvliet	2,175,529 (2)	6.3%

Robin Slakhorst	2,245,240 (3)	6.6%

Maarten van der Sanden	2,210,040 (4)	6.4%

All directors and executive officers as a group (3 persons)	6,630,819	19.3%

Maarten Timmerman	6,327,083 (5)	18.5%
Gansstraat 53, 3582 EC
Utrecht, Netherlands

(1)

Applicable percentage ownership is based on 34,268,736 shares of Common Stock outstanding as of December 6, 2013, together with securities exercisable or convertible into shares of common stock within 60 days of December 6, 2013, for each shareholder.  Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.  Shares of Common Stock issuable pursuant to the exercise or conversion of other securities are deemed outstanding for the purpose of computing the percentage of ownership of the security holder, but are not treated as outstanding for the purpose of computing the percentage of ownership of any other person.

(2)

Consists of shares of common stock held by Arena Amnis B.V.  Korstiaan Zandvliet has sole voting and investment power with respect to these shares.  Includes up to 822,118 shares of Common Stock that are being held in escrow in connection with the Company’s planned acquisitions of Gambitious B.V. and Equidam Holding B.V. and that will be either cancelled or distributed (net of the number of shares used to acquire Gambitious and Equiodam)  to Arena Amnis B.V. as part of pro rata distribution to the pre-Share Exchange stockholders of Symbid Holding B.V. of the net number of shares available, if any, upon completion of the acquisitions, in either case within six months from the date hereof.

(3)

Consists of shares of common stock held by Gastropoda Equus B.V.  Robin Slakhorst has sole voting and investment power with respect to these shares.  Includes up to 848,461 shares of Common Stock that are being held in escrow in connection with the Company’s planned acquisitions of Gambitious B.V. and Equidam Holding B.V. and that will be either cancelled or distributed (net of the number of shares used to acquire Gambitious and Equiodam)  to Gastropoda Equus B.V. as part of pro rata distribution to the pre-Share Exchange stockholders of Symbid Holding B.V. of the net number of shares available, if any, upon completion of the acquisitions, in either case within six months from the date hereof.

(4)

Consists of shares of common stock held by Sanden Beheer B.V.  Maarten van der Sanden has sole voting and investment power with respect to these shares.  Includes up to 835,159 shares of Common Stock that are being held in escrow in connection with the Company’s planned acquisitions of Gambitious B.V. and Equidam Holding B.V. and that will be either cancelled or distributed (net of the number of shares used to acquire Gambitious and Equiodam)  to Sanden Beheer B.V. as part of pro rata distribution to the pre-Share Exchange stockholders of Symbid Holding B.V. of the net number of shares available, if any, upon completion of the acquisitions, in either case within six months from the date hereof.

(5)

Consists of 5,202,083 shares of common stock held by Zomer B.V. and 1,250,000 shares of common stock held by Voyager Beheer B.V.  Maarten Timmerman has sole voting and investment power with respect to these shares.  Includes up to 1,965,832 shares of Common Stock that are being held in escrow in connection with the Company’s planned acquisitions of Gambitious B.V. and Equidam Holding B.V. and that will be either cancelled or distributed (net of the number of shares used to acquire Gambitious and Equiodam) to Zomer B.V. to the pre-Share Exchange stockholders of Symbid Holding B.V. of the net number of shares available, if any, upon completion of the acquisitions, in either case within six months from the date hereof.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

Below are the names of and certain information regarding the Company’s current executive officers and directors who were appointed effective as of the closing of the Share Exchange:

Name	Age	Position	Date Named to Board of Directors/as Executive Officer
Korstiaan Zandvliet	29	Director, Chief Executive Officer and president	December 6, 2013
Robin Slakhorst	29	Director, Chief Commercial Officer and Secretary	December 6, 2013
Maarten van der Sanden	28	Chief Financial Officer and Treasurer	December 6, 2013

Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified.  Directors are elected by a plurality of the votes cast at the annual meeting of stockholders and hold office until the expiration of the term for which he or she was elected and until a successor has been elected and qualified.

A majority of the authorized number of directors constitutes a quorum of the Board of Directors for the transaction of business. The directors must be present at the meeting to constitute a quorum. However, any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all members of the Board of Directors individually or collectively consent in writing to the action.

The authorized number of directors to constitute our Board of Directors is five.  Pursuant to the terms of the Share Exchange Agreement, Symbid Holding B.V. and the Company agreed that the Company’s Board of Directors, as of the closing of the Share Exchange, would consist of two members.  Our Board of Directors is now comprised of Messrs. Zandvliet and Slakhorst who were nominated by Symbid Holding B.V.  Executive officers are appointed by the Board of Directors and serve at its pleasure.

The principal occupation and business experience during the past five years for our executive officers and directors is as follows:

Korstiaan Zandvliet – Director and Chief Executive Officer.

Korstian Zandvliet has served as our Chief Executive Officer and a director since December 6, 2013. Mr. Zandvliet is a founder of Symbid B.V. and has been a Managing Director of Symbid B.V. since December 2010.  From July 2008 to December 2010, Mr. Zandvliet was the Global Marketing Director for Mendix B.V. – Rotterdam, a software start-up offering a fully integrated model-driven platform to build enterprise-class business applications. At Mendix, Mr. Zandvliet was responsible for, among other things,  (i) budgeting and implementing all company communications strategies, both external and internal, (ii) editorial direction, design and production of all company publications, (iii) implementing marketing campaigns for trade shows and company marketing events, (iv) streamlining and optimizing the inside sales process, including organizing and staffing of webinars and CRM-system optimization, (v) market research and roll-out for the company’s international locations (Sweden, Thailand, USA, Abu Dhabi and UK) and (vi) capture and cataloging competitive intelligence from other model-driven organizations and competitors.  Since July 2010, Mr. Zandvliet has been an expert consultant and writer for Crowdsourcing Inc., a company whose website provides authoritative information and other content relating to crowdfunding and related formats. Because of Mr. Zandvliet’s years of international experience and management skills working with start-up organizations, including his role as a founder and Managing Director of Symbid B.V., we have concluded that Mr. Zandvliet should serve as a director of Symbid Corp. Mr. Zandvliet received a Bachelor’s Degree in business administration from RSM Erasmus University in 2007 and a Master’s Degree in Entrepreneurship and New Business Venturing from Erasmus University Rotterdam in 2010.

Robin Slakhorst – Director and Chief Commercial Officer.

Robin Slakhorst has served as our Chief Commercial Officer and a director since December 6, 2013.  He is a founder of Symbid B.V. and has been the Chief Commercial Officer of Symbid B.V. since December 2010.  Mr. Slakhorst founded Community Productions B.V. – Rotterdam, a company creating innovative web products focusing on social and communications platforms, in November 2005 and served as that company’s Managing Director until February 2013.   From March 2009 to May 2011, he was the marketing and Sales Dierector of Plugwise B.V. – Sassenheim, a company active in the “smart grid” energy market.  At that company, Mr. Slakhorst was responsible for (i) budgeting and implementing commercial strategy for sales, marketing and business development, (ii) new business development in coordination with the company’s product development team and (iii) crafting and implementing strategic partnerships with multinational energy companies and global consultancy companies.  Additionally, he worked with the chief executive officer of this company in connection with a multimillion dollar investment within the company by a Dutch national grid company. Mr. Slakhorst is also founder of Gastropoda Equus B.V., an investment holding company.  Because of Mr. Slakhorst’s years of business development and commercial strategic experience, including his role as a founder and Chief Commercial Officer of Symbid B.V., we have concluded that Mr. Slakhorst should serve as a director of Symbid Corp.  Mr. Slakhorst received a Bachelor’s Degree in business administration from RSM Erasmus University in 2007 and a Master’s Degree in Entrepreneurship and New Business Venturing from Erasmus University Rotterdam in 2010.  He also has an educational background in aerospace engineering.

Maarten van der Sanden - Chief Financial Officer and Treasurer.

Maarten van der Sanden has served as our Chief Financial Officer and Treasurer since December 6, 2013.  Mr. van der Sanden has been a member of the board of directors of Symbid B.V. since January 2012. From July 2008 through December 2012, Mr. van der Sanden was a founder and Managing Director of RotaSocio Holding B.V. - Amsterdam, a developer of innovative mobility solutions whose first project, StudentCar, a car-sharing provider for students in the Netherlands, was launched in Rotterdam in January 2009, with an electric shared car introduced in June 2009.  At RotaSocio, Mr. van der Sanden was responsible for the operations and finance functions and the roll-out of StudentCar.  RotoSocio was sold in 2012 to the second largest car-sharing provider in the Netherlands. Since September 2012, Mr. van der Sanden has also been the Managing Director and owner of Sanden Beheer B.V. - Amsterdam, an investment company that invests in and provides management services to SMEs.  Mr. van der Sanden received a Bachelor’s Degree in business administration from RSM Erasmus University in 2006 and a Master’s Degree in Finance and Investments in 2007 and a Master’s Degree in Entrepreneurship and New Business Venturing in 2009, both from Erasmus University Rotterdam.

Director Independence

We are not currently subject to listing requirements of any national securities exchange or inter-dealer quotation system which has requirements that a majority of the board of directors be “independent” and, as a result, we are not at this time required to have our Board of Directors comprised of a majority of “independent directors.”

Family Relationships

There are no family relationships among our Directors or executive officers.

Involvement in Certain Legal Proceedings

None of our directors or executive officers has been involved in any of the following events during the past ten years:

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any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

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any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

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being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; or

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being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Board Committees

The Company currently has not established any committees of the Board of Directors.  Our Board of Directors may designate from among its members an executive committee and one or more other committees in the future.  We do not have a nominating committee or a nominating committee charter.  Further, we do not have a policy with regard to the consideration of any director candidates recommended by security holders.  To date, other than as described above, no security holders have made any such recommendations.  The entire Board of Directors performs all functions that would otherwise be performed by committees.  Given the present size of our board it is not practical for us to have committees.  If we are able to grow our business and increase our operations, we intend to expand the size of our board and allocate responsibilities accordingly.

Audit Committee Financial Expert

We have no separate audit committee at this time.  The entire Board of Directors oversees our audits and auditing procedures.  The Board of Directors has at this time not determined whether any director is an “audit committee financial expert” within the meaning of Item 407(d)(5) for SEC regulation S-K.

Code of Ethics

We have adopted a written code of ethics (the “Code of Ethics”) that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. We believe that the Code of Ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code.  To request a copy of the Code of Ethics, please make written request to our Secretary, at Symbid Corp., Van Vollenhovenstraat 56A, 3016 BK Rotterdam, The Netherlands.

Compliance with Section 16(a) of the Exchange Act

Our Common Stock is not registered pursuant to Section 12 of the Exchange Act.  Accordingly, our officers, directors and principal shareholders are not subject to the beneficial ownership reporting requirements of Section 16(a) of the Exchange Act.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the total compensation paid or accrued by us during the fiscal year ended December 31, 2012 to (i) all individuals that served as our principal executive officer or acted in a similar capacity for us at any time during the fiscal year ended December 31, 2012; (ii) all individuals that served as our principal financial officer or acted in a similar capacity for us at any time during the fiscal year ended December 31, 2012; and (iii) all individuals that served as executive officers of ours at any time during the fiscal year ended December 31, 2012 that received annual compensation during the fiscal year ended December 31, 2012 in excess of $100,000.

Summary Compensation Table

Name & Principal Position	Fiscal Year ended December 31,	Salary ($)	Bonus ($)	Stock Awards($)	Option Awards($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Korstiaan Zandvliet (1)	2012 2011	$55,000 $57,000	0 0	0 0	0 0	0 0	0 0	0 0	$55,000 $57,000
Noah Levinson (2)	2012 2011	N/A N/A	N/A N/A	N/A N/A	N/A N/A	N/A N/A	N/A N/A	N/A N/A	N/A N/A
Holli Morris (3)	2012 2011	0 N/A	0 N/A	0 N/A	0 N/A	0 N/A	0 N/A	0 N/A	0 N/A
Maarten van der Sanden (4)	2012 2011	$40,864 0	0 0	0 0	0 0	0 0	0 0	0 0	$40,864 0

(1)

On December 6, 2013, Mr. Zandvliet was appointed as our Chief Executive Officer and President.  The numbers presented in this table represent compensation paid to Mr. Zandvliet by Symbid B.V.

(2)

On December 6, 2013, Mr. Levinson resigned as our sole officer and director.  Mr. Levinson was appointed to these positions on May 14, 2013. My Levinson received $5,000 in cash compensation for services rendered to the Company in 2013.

(3)

On May 14, 2013, Ms. Morris resigned as our sole officer and director.

(4)

On December 6, 2013, Mr. van der Sanden was appointed as our Chief Financial Officer and Treasurer.  The numbers presented in this table represent compensation paid to Mr. van der Sanden by Symbid B.V.

Symbid B.V. compensated three of its officers through management agreements with affiliates of those officers. During the year ended December 31, 2012 and the period from the Symbid B.V.’s inception through December 31, 2011, total expenses recorded under these agreements were approximately $150,000 and $78,000, respectively. As of December 31, 2012 and 2011, balances due under these agreements were $28,000 and $5,000, respectively. For these periods, Symbid B.V. paid Korstiaan Zandvliet, through his management entity, Arena Amnis B.V., $20,000 in 2011 and $55,000 in 2012, Robin Slakhorst, through his management entity, Gastropoda Equus B.V., $31,000 in 2011 and $55,218 in 2012 and Maarten van der Sanden, through his management entity, Sanden Beheer B.V., 0 in 2011 and $40,864 in 2012.

Outstanding Equity Awards at Fiscal Year-End

We have one compensation plan approved by our stockholders, the 2013 Plan.  As of the date hereof, we have not granted any awards under the 2013 Plan.  We have no plans in place and have never maintained any plans that provide for the payment of retirement benefits or benefits that will be paid primarily following retirement including, but not limited to, tax qualified deferred benefit plans, supplemental executive retirement plans, tax-qualified deferred contribution plans and nonqualified deferred contribution plans.

Except as indicated below, we have no contracts, agreements, plans or arrangements, whether written or unwritten, that provide for payments to the named executive officers listed above.

Employment Agreements

On December 6, 2013, Symbid Corp. entered into employment service agreements with each of Messrs. Zandvliet, Slakhorst and van der Sanden, respectively, pursuant to which they serve as the Company’s Chief Executive Officer and President, Chief Commercial Officer and Secretary and Chief Financial Officer and Treasurer, respectively. The offers of employment provide for annual base salary of EUR 50,000 (US $68,520 per year1), EUR 50,000 (US $68,520 per year2) and EUR 50,000 (US $68,520 per year2) for each of Messrs. Zandvliet, Slakhorst and van der Sanden, respectively.  These amounts are exclusive of an 8% holiday allowance.  In addition, each of Messrs. Zandvliet, Slakhorst and van der Sanden are eligible to earn an annual bonus at such time and in such amount as may be determined by the Company’s Board of Directors.  The Board of Directors may determine that some or all of an annual bonus shall be based upon the achievement of operational, financial or other milestones.

Each of Messrs. Zandvliet, Slakhorst and van der Sanden are entitled to three (3) months base salary in the event they are terminated “without cause” (as defined in their employment agreements) or “resign for good reason” (as defined in their employment agreements). Additionally, the employment service agreements for each of Messrs. Zandvliet, Slakhorst and van der Sanden contain confidentiality and proprietary rights provisions pursuant to which they have each agreed to maintain as confidential any of our trade secrets or confidential information, agreed that any new creation or improved methods will be considered “work for hire” under applicable copyright and related laws and the Company’s sole and exclusive property and agreed not to solicit any of our employees, independent contractors or consultants for a period of one year after their termination from the Company.

The employment service agreements with each of Messrs. Zandvliet, Slakhorst and van der Sanden supersede and cancel those management agreements by and between Symbid B.V. and the management companies of each of Messrs. Zandvliet, Slakhorst and van der Sanden and are filed as Exhibits 10.12, 10.13 and 10.14, respectively, to this Current Report and are incorporated herein by reference.

Director Compensation

The Company currently does not pay any cash compensation to members of its board of directors for their services as directors of the Company.  However, the Company reimburses its directors for all reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the board of directors.  The Company may determine to grant to each new director, at the time of such director's appointment, an option to purchase its common shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

SEC rules require us to disclose any transaction or currently proposed transaction in which the Company is a participant and in which any related person has or will have a direct or indirect material interest involving the lesser of $120,000.00 or one percent (1%) of the average of the Company’s total assets as of the end of last two completed fiscal years.  A related person is any executive officer, director, nominee for director, or holder of 5% or more of the Company’s common stock, or an immediate family member of any of those persons.

The descriptions set forth above under the captions “The Share Exchange and Related Transactions—Share Exchange Agreement,” “—Split-Off,” “—the PPO,” “—Registration Rights,” “—Common Stockholders’ Agreement,” “—2013 Equity Incentive Plan,” “—Lock-up Agreements and Other Restrictions” and “Executive Compensation—Employment Agreements” and —Director Compensation” and below under “Description of Securities—Options” are incorporated herein by reference.

Symbid B.V. Management Compensation

Symbid B.V. compensated three of its officers through management agreements with affiliates of those officers. During the year ended December 31, 2012 and the period from the Symbid B.V.’s inception through December 31, 2011, total expenses recorded under these agreements were approximately $150,000 and $78,000, respectively. As of December 31, 2012 and 2011, balances due under these agreements were $28,000 and $5,000, respectively. For these periods, Symbid B.V. paid Korstiaan Zandvliet, through his management entity, Arena Amnis B.V., $57,000 in 2011 and $55,000 in 2012, Robin Slakhorst, through his management entity, Gastropoda Equus B.V., $20,790 in 2011 and $55,218 in 2012 and Maarten van der Sanden, through his management entity, Sanden Beheer B.V., 0 in 2011 and $40,864 in 2012.

__________________

 This salary will be paid in EUROs.  The listed US dollar amount is based on an exchange rate of US $1.3704/EUR as of December 6, 2013.  The actual US dollar amount paid may be different as a result of fluctuations in the exchange rate.

Loans to Symbid B.V.

Symbid B.V. issued two notes to a stockholder of Symbid B.V. in 2012 for approximately $79,000 and $8,000, respectively. Each note bears interest of 4.0% and does not have a maturity date. The notes are unsecured.

A stockholder of the Company, Zomer B.V., beneficially owned by Maarten Timmerman, loaned approximately $88,000 to the Company.  This loan is due on September 15, 2015 with interest only payments of 4% per annum. The loan is subordinate to the interests of a bank working capital facility and is unsecured.

Gambitious B.V.

Symbid B.V. is also a founding partner and 28.5% owner, through its ownership in Gambitious Cooperative, of Gambitious B.V., a crowd funding platform tailored towards video games.  Symbid B.V. earned approximately $20,000 in revenue from services performed on behalf of its equity method investment Gambitious B.V.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our Common Stock is quoted on the OTC Bulletin Board (OTCBB) and the OTC Markets QB Tier (OTCQB), as of September 25, 2013, under the symbol “SBID.”  Prior to that date, our symbol was “HKDZ.”

However, no shares of Common Stock have been traded as of December 6, 2013.

As of the date of this Report, we have 34,268,736 shares of Common Stock outstanding held by 26 stockholders of record.  To date, we have not paid dividends on our Common Stock.

Dividend Policy

We have never paid any cash dividends on our capital stock and do not anticipate paying any cash dividends on our Common Stock in the foreseeable future.  We intend to retain future earnings to fund ongoing operations and future capital requirements. Any future determination to pay cash dividends will be at the discretion of our Board of Directors and will be dependent upon financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant.

Securities Authorized for Issuance under Equity Compensation Plans

The Company had no equity compensation plans as of the end of fiscal year 2012.

On December 6, 2013, our Board of Directors of the Company adopted, and on December 6, 2013, our stockholders approved, the 2013 Equity Incentive Plan, which reserves a total of 5,000,000 shares of our Common Stock for issuance under the 2013 Plan.  If an incentive award granted under the 2013 Plan expires, terminates, is unexercised or is forfeited, or if any shares are surrendered to us in connection with an incentive award, the shares subject to such award and the surrendered shares will become available for further awards under the 2013 Plan.

In addition, the number of shares of our Common Stock subject to the 2013 Plan, any number of shares subject to any numerical limit in the 2013 Plan, and the number of shares and terms of any incentive award are expected to be adjusted in the event of any change in our outstanding our Common Stock by reason of any stock dividend, spin-off, split-up, stock split, reverse stock split, recapitalization, reclassification, merger, consolidation, liquidation, business combination or exchange of shares or similar transaction.

Administration

The compensation committee of the Board, or the Board in the absence of such a committee, will administer the 2013 Plan. Subject to the terms of the 2013 Plan, the compensation committee or the Board has complete authority and discretion to determine the terms of awards under the 2013 Plan.

Grants

The 2013 Plan authorizes the grant to participants of nonqualified stock options, incentive stock options, restricted stock awards, restricted stock units, performance grants intended to comply with Section 162(m) of the Internal Revenue Code (as amended, the “Code”) and stock appreciation rights, as described below:

•

Options granted under the 2013 Plan entitle the grantee, upon exercise, to purchase a specified number of shares from us at a specified exercise price per share. The exercise price for shares of our Common Stock covered by an option generally cannot be less than the fair market value of our Common Stock on the date of grant unless agreed to otherwise at the time of the grant.  In addition, in the case of an incentive stock option granted to an employee who, at the time the incentive stock option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any parent or subsidiary, the per share exercise price will be no less than 110% of the fair market value of our Common Stock on the date of grant.

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Restricted stock awards and restricted stock units may be awarded on terms and conditions established by the compensation committee, which may include performance conditions for restricted stock awards and the lapse of restrictions on the achievement of one or more performance goals for restricted stock units.

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The compensation committee may make performance grants, each of which will contain performance goals for the award, including the performance criteria, the target and maximum amounts payable, and other terms and conditions.

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The 2013 Plan authorizes the granting of stock awards. The compensation committee will establish the number of shares of our Common Stock to be awarded and the terms applicable to each award, including performance restrictions.

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Stock appreciation rights (“SARs”) entitle the participant to receive a distribution in an amount not to exceed the number of shares of our Common Stock subject to the portion of the SAR exercised multiplied by the difference between the market price of a share of our Common Stock on the date of exercise of the SAR and the market price of a share of our Common Stock on the date of grant of the SAR.

Duration, Amendment, and Termination

The Board has the power to amend, suspend or terminate the 2013 Plan without stockholder approval or ratification at any time or from time to time. No change may be made that increases the total number of shares of our Common Stock reserved for issuance pursuant to incentive awards or reduces the minimum exercise price for options or exchange of options for other incentive awards, unless such change is authorized by our stockholders within one year. Unless sooner terminated, the 2013 Plan would terminate ten years after it is adopted.

As of the date hereof, no options have been issued under the 2013 Plan.  See “Description of Securities—Options” below for more information.

DESCRIPTION OF SECURITIES

Authorized Capital Stock

We have authorized capital stock consisting of 290,000,000 shares of Common Stock, $0.001 par value, and 10,000,000 shares of undesignated, “blank check” preferred stock, $0.001 par value. As of the date of this Report, we had 34,268,736 shares of Common Stock issued and outstanding and 0 shares of preferred stock issued and outstanding.

Issued and Outstanding Capital Stock

Immediately after giving effect to the transactions described herein, including the PPO units sold in the PPO, the issuance of shares of our Common Stock issued to the former Symbid Holding B.V. stockholders in the Share Exchange,  the cancellation of shares owned by the pre-Share Exchange majority stockholder of the Company in the Split-Off, and the placement agent warrants issued to the placement agent in connection with the PPO, there were issued and outstanding securities of the Company on the closing of the Share Exchange as follows:

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34,268,736  shares of our Common Stock, including an aggregate of 21,170,000 shares received by the former Symbid Holding B.V. stockholders in the Share Exchange,  of which 600,000 are Indemnification Escrow Shares and 9,170,000 are Acquisition Escrow Shares, and 3,098,736 shares underlying the PPO units sold in the initial closing of the PPO;

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Investor warrants to purchase an aggregate of 3,098,736 shares of our Common Stock at $0.50 per share issued to the investors in the PPO; and

•

Placement agent warrants to purchase an aggregate of 70,500 shares of our Common Stock at a price of $0.50 per share issued to the placement agent in connection with the PPO.

Description of our Common Stock

The holders of outstanding shares of common stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. There is no cumulative voting of the election of directors then standing for election. The common stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the common stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors. Each outstanding share of common stock is duly and validly issued, fully paid and non-assessable.

Registration Rights Agreement

For a discussion of the terms of the Registration Rights Agreement see the disclosures set forth in Item 2.01 of this Current Report under the heading “The Share Exchange and Related Transactions - Registration Rights.”

Preferred Stock

Shares of preferred stock may be issued from time to time in one or more series, each of which will have such distinctive designation or title as shall be determined by our Board of Directors prior to the issuance of any shares thereof. Preferred stock will have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of preferred stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. The number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of our capital stock entitled to vote generally in the election of the directors, voting together as a single class, without a separate vote of the holders of the preferred stock, or any series thereof, unless a vote of any such holders is required pursuant to any preferred stock designation.

While we do not currently have any plans for the issuance of preferred stock, the issuance of such preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of the common stock until the Board of Directors determines the specific rights of the holders of the preferred stock; however, these effects may include:

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Restricting dividends on the common stock;

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Diluting the voting power of the common stock;

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Impairing the liquidation rights of the common stock; or

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Delaying or preventing a change in control of the Company without further action by the stockholders.

Other than in connection with shares of preferred stock (as explained above), which preferred stock is not currently designated nor contemplated by us, we do not believe that any provision of our charter or By-Laws would delay, defer or prevent a change in control.

Options

No options to purchase shares of our Common Stock have been issued under the 2013 Plan to date.

Description of Investor Warrants

In connection with the closing of the Share Exchange and the simultaneous initial closing of the PPO, we issued warrants to purchase an aggregate of 3,098,736 shares of our Common Stock to investors who purchased units in the PPO. The investor warrants entitle the holders to purchase one full share of common stock at a purchase price of $0.75 per share during the 3-year period that commenced upon issuance of the investor warrants.

The investor warrants, at the option of the holder, may be exercised by cash payment of the exercise price to the Company. The investor warrants may be exercised on a cashless basis commencing one year after the date of the filing of this Current Report if no registration statement registering the shares underlying the investor warrants is then in effect. A “cashless exercise” means that in lieu of paying the aggregate purchase price for the shares being purchased upon exercise of the warrants in cash, the holder will forfeit a number of shares underlying the warrants with a “fair market value” equal to such aggregate exercise price.  We will not receive additional proceeds to the extent that warrants are exercised by cashless exercise.

The exercise price and number of shares of common stock issuable on exercise of the investor warrants may be adjusted in certain circumstances including stock splits, stock dividends, and future issuances of the Company’s equity securities, including a weighted average adjustment in the event of future issuances of our equity securities at a price less than the exercise price of the warrant (as such amount may be adjusted in certain circumstances provided in the form of the investor warrants).

No fractional shares will be issued upon exercise of the investor warrants. If, upon exercise of the investor warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number, the number of shares of our Common Stock to be issued to the investor warrant holder.

Description of Placement Agent Warrants

As of the date hereof, the placement agent warrants entitle their holders to purchase 70,500 shares of Common Stock, with a term of three years and an exercise price of $0.50 per share.

The placement agent warrants contain customary provisions for adjustment in the event of stock splits, subdivision or combination, mergers, etc.

The holders of the placement agent warrants have the right, after the first anniversary of the filing of this Current Report with the SEC, to exercise these warrants by means of a cashless (or “net-issue”) basis.

The placement agent warrants do not carry any registration rights.

This summary description of the placement agent warrants is qualified in its entirety by reference to the form of such warrants filed as an exhibit to this Current Report.

Convertible Securities

As of the date hereof, other than the Common Stock options and placement agent warrants described above, the Company does not have any outstanding convertible securities.

Transfer Agent

The transfer agent for our Common Stock is VStock Transfer LLC.  The transfer agent’s address is 77 Spruce Street, Suite 201, Cedarhurst, NY 11516 and its telephone number is +1-212-845-3217.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business.

We are currently not aware of any pending legal proceedings to which we are a party or of which any of our property is the subject, nor are we aware of any such proceedings that are contemplated by any governmental authority.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Nevada Private Corporation Law and our Articles of Incorporation allow us to indemnify our officers and directors from certain liabilities and our By-Laws state that we shall indemnify every (i) present or former director or officer of us, (ii) any person who while serving in any of the capacities referred to in clause (i) served at our request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and (iii) any person nominated or designated by (or pursuant to authority granted by) the Board of Directors or any committee thereof to serve in any of the capacities referred to in clauses (i) or (ii) (each an “Indemnitee”).

Our By-Laws provide that we shall indemnify an Indemnitee against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee in connection with any proceeding in which he was, is or is threatened to be named as defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve, if it is determined that the Indemnitee (a) conducted himself in good faith, (b) reasonably believed, in the case of conduct in his official capacity, that his conduct was in our best interests and, in all other cases, that his conduct was at least not opposed to our best interests, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful; provided, however, that in the event that an Indemnitee is found liable to us or is found liable on the basis that personal benefit was improperly received by the Indemnitee, the indemnification (i) is limited to reasonable expenses actually incurred by the Indemnitee in connection with the proceeding and (ii) shall not be made in respect of any proceeding in which the Indemnitee shall have been found liable for willful or intentional misconduct in the performance of his duty to us.

Other than in the limited situation described above, our By-Laws provide that no indemnification shall be made in respect to any proceeding in which such Indemnitee has been (a) found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the Indemnitee’s official capacity, or (b) found liable to us. The termination of any proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the Indemnitee did not meet the requirements set forth in clauses (a) or (b) above. An Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom. Reasonable expenses shall, include, without limitation, all court costs and all fees and disbursements of attorneys for the Indemnitee. The indemnification provided shall be applicable whether or not negligence or gross negligence of the Indemnitee is alleged or proven.

In addition to our By-Laws and our Articles of Incorporation, we have entered into an Indemnification Agreement with each of our directors pursuant to which we will be obligated to maintain liability insurance in favor of the directors serving the Company and its subsidiaries and affiliates.  We will also be required to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law and our governing documents.  We believe that entering into the contemplated agreements will help attract and retain highly competent and qualified persons to serve the Company.  The form of Indemnification Agreement is filed as an exhibit to this Current Report.

Other than discussed above, none of our By-Laws, our Articles of Incorporation or any indemnification agreement with any director of the Company includes any specific indemnification provisions for our officers or directors against liability under the Securities Act. Additionally, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 3.02

Unregistered Sales of Equity Securities

All share and per share stock numbers in this section are after giving effect to the Share Exchange on December 6, 2013, in which each share of Symbid Holding B.V. common stock outstanding at the time of the Share Exchange was automatically converted into 690.20605 shares of our Common Stock.

The PPO

The information regarding the PPO and the placement agent warrants set forth in Item 2.01, “Completion of Acquisition or Disposition of Assets—The Share Exchange and Related Transactions—The PPO” and “Description of Securities—Warrants” is incorporated herein by reference.

Shares Issued in Connection with the Share Exchange

On December 6, 2013, pursuant to the terms of the Share Exchange Agreement, all of the shares of common stock of Symbid Holding B.V. were exchanged for 21,170,000 restricted shares of our Common Stock.  This transaction was exempt from registration under Section 4(2) of the Securities Act as not involving any public offering.  None of the securities were sold through an underwriter and, accordingly, there were no underwriting discounts or commissions involved.

Sales of Unregistered Securities of Symbid B.V. and Symbid Holding B.V.

On March 29, 2011, Symbid B.V. issued 20,000 shares of its common stock for an aggregate price of $28,180 (EUR 20,000) to one person in connection with its incorporation.

Also on March 29, 2011, Symbid B.V. issued 4,244 shares of its common stock for an aggregate price of US $162,180 (EUR 115,550) to its current shareholders and one new shareholder.

On November 30, 2011, Symbid B.V. issued 1,636 shares of its common stock for an aggregate price of US $89,674 (EUR 67,500) to its current shareholders and one new shareholder.

In the first quarter of 2013, Symbid B.V. issued 4,848 shares of its common stock for an aggregate price of US $389,310 (EUR 300,000) to its current shareholders and one new shareholder.

In September 2013, Symbid B.V. issued 1,580 shares of its common stock for an aggregate price of US $143,277 (EUR 108,871) to its current shareholders and one new shareholder.

On October 3, 2013, pursuant to the terms of a share exchange agreement, all 30,672 of the outstanding shares of common stock of Symbid B.V. were exchanged for a like number of shares of Symbid Holding B.V. common stock.

Each of these securities issuances took place outside of the United States in private transactions to non-U.S. persons.  As such, the U.S.  securities laws were not implicated in these transactions.

Each of these issuances was exempt from registration under Section 4(2) of the Securities Act as transactions by an issuer not involving any public offering. The recipients of securities in each transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and other instruments issued in such transactions.  None of these securities were sold through an underwriter and, accordingly, there were no underwriting discounts or commissions involved.

Item 5.01

Changes in Control of Registrant.

The information regarding change of control of the Company in connection with the Share Exchange set forth in Item 2.01, “Completion of Acquisition or Disposition of Assets—The Share Exchange and Related Transactions” is incorporated herein by reference.

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

The information regarding departure and election of directors and departure and appointment of principal officers of the Company in connection with the Share Exchange set forth in Item 2.01, “Completion of Acquisition or Disposition of Assets—The Share Exchange and Related Transactions” is incorporated herein by reference.

Item 5.06

Change in Shell Company Status.

Prior to the Share Exchange, we were a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).  As a result of the Share Exchange, we have ceased to be a shell company.  The information contained in this Current Report constitutes the current “Form 10 information” necessary to satisfy the conditions contained in Rule 144(i)(2) under the Securities Act of 1933, as amended (the “Securities Act”).

Item 9.01

Financial Statements and Exhibits.

(a)

Financial statements of business acquired.

In accordance with Item 9.01(a), Symbid B.V.’s audited financial statements as of and for the year ended December 31, 2012, and as of and for the period from inception to December 31, 2011, and Symbid B.V.’s unaudited condensed financial statements as of, and for the three and nine months ended September 30, 2013 and 2012, are included in this Report beginning on Page F-1.

(b)

Pro forma financial information.

In accordance with Item 9.01(b), unaudited pro forma condensed combined financial statements as of September 30, 2013, and the nine months ended September 30, 2013, and the accompanying notes are included in this Report beginning on Page F-34.

(d)  Exhibits

In reviewing the agreements included or incorporated by reference as exhibits to this Current Report on Form 8-K, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about the Company or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and:

•

should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•

have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•

may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•

were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found elsewhere in this Current Report on Form 8-K and the Company’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

Exhibit Number	Description
2.1	Share Exchange Agreement dated December 6, 2013, by and among Symbid Corp., Symbid Holding B.V. and the Shareholders of Symbid Holding B.V
3.1	Articles of Incorporation of the Registrant (incorporated by reference from Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 filed with the SEC on October 25, 2011)
3.2

Certificate of Amendment to the Articles of Incorporation of the Registrant (incorporated by reference from Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on September 9, 2013)

3.3	By-Laws of the Registrant (incorporated by reference from Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 filed with the SEC on October 25, 2011)
4.1*	Form of Investor Warrant of the Registrant
4.2*	Form of Broker Warrant of the Registrant
10.1*	Split-Off Agreement, dated as of December 6, 2013, by and among the Registrant, Symbid Split Corp. and Holli Morris
10.2*	General Release Agreement, dated as of December 6, 2013, by and among the Registrant, Symbid Split Corp. and Holli Morris
10.3*	Form of Lock-Up and No Short Selling Agreement between the Registrant and the officers, directors and shareholders party thereto
10.4*	Form of Securities Purchase Agreement between the Registrant and the investors party thereto
10.5*	Form of Notice to Investors dated November 25, 2013
10.6*	Placement Agency Agreement, dated September 9, 2013, between the Registrant and Gottbetter Capital Markets, LLC
10.7*	Placement Agency Agreement, First Amendment, dated October 14, 2013, between the Registrant and Gottbetter Capital Markets, LLC
10.8*	Placement Agency Agreement, Second Amendment, dated November 15, 2013, between the Registrant and Gottbetter Capital Markets, LLC
10.9*	Subscription Escrow Agreement, dated as of September 9, 2013, among the Registrant, CSC Trust Company of Delaware and Gottbetter Capital markets, LLC
10.10*	Subscription Escrow Agreement, First Amendment dated as of November 15, 2013, among the Registrant, CSC Trust Company of Delaware and Gottbetter Capital markets, LLC
10.11*	Escrow Agreement dated as of December 6, 2013 by and among the Registrant, the Indemnification and Shareholder Representative named therein and Gottbetter & Partners, LLP
10.12*†	Employment Services Agreement, dated December 6, 2013, between the Registrant and Korstiaan Zandvliet
10.13*†	Employment Services Agreement, dated December 6, 2013, between the Registrant and Robin Slakhorst
10.14*†	Employment Services Agreement, dated December 6, 2013, between the Registrant and Maarten van der Sanden
10.15*†	The Registrant’s 2013 Equity Incentive Plan
10.16*†	Form of Registration Rights Agreement
10.17*	License Agreement dated April 13, 2011 by and between Symbid B.V. and Symbid Cooperatie U.A.
10.18*	Platform Management Services Agreement April 6, 2011 by and between Symbid B.V. and Symbid Cooperatie U.A.
10.19*	Intellectual Property Transfer Agreement dated October 16, 2013 by and between Symbid B.V. and Stichting Symbid IP Foundation
10.20*	Intellectual Property License and Transfer Agreement dated October 16, 2013 by and between Stichting Symbid IP Foundation and Symbid Holding B.V.
10.21*	Addendum 1 dated December 5, 2013 to Intellectual Property License and Transfer Agreement dated October 16, 2013 by and between Stichting Symbid IP Foundation and Symbid Holding B.V.
10.22*	Intellectual Property Sublicense and Transfer Agreement dated December 5, 2013 by and between Symbid Holding B.V. and Symbid B.V.
14.1	Code of Ethics (incorporated by reference from Exhibit 9 to the Registrant’s Registration Statement on Form S-1 filed with the SEC on October 25, 2011)
21.1*	Subsidiaries of Registrant

*

Filed herewith

†

Management contract or compensatory plan or arrangement

SYMBID B.V.

FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders

Symbid B.V. and Subsidiaries

We have audited the accompanying consolidated balance sheets of Symbid B.V. and subsidiaries (the “Company”) as of December 31, 2012 and 2011, and the related consolidated statements of operations, comprehensive loss, equity, and cash flows for the year ended December 31, 2012 and the period from March 29, 2011 (inception) through December 31, 2011.  The Company’s management is responsible for these consolidated financial statements.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards established by the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2012 and 2011, and the consolidated results of its operations and its cash flows for the year ended December 31, 2012 and the period from inception to December 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has incurred operating losses, and at December 31, 2012, has a working capital deficiency of approximately $232,000. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also discussed in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties. If the Company is unable to successfully refinance or raise capital to fund ongoing operations there would be a material adverse effect to the consolidated financial statements.

/s/ Friedman LLP

East Hanover, New Jersey

October 16, 2013

SYMBID B.V.AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,
	2012	2011
ASSETS
Current assets
Cash	$7,732	$54,742
Accounts receivable	6,033	7,533
Prepaid expenses and other current assets	32,183	15,165
Total current assets	45,948	77,440

Property and equipment - at cost, less accumulated
depreciation and amortization	5,365	3,504
Investment in Gambitious B.V.	49,462	6,830
	$100,775	$87,774

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$50,703	$50,330
Accrued expenses and other current liabilities	58,270	18,865
Deferred government grants	42,156	-
Current maturities of notes payable	126,812	-
Total current liabilities	277,941	69,195

Notes payable, less current maturities	267,547	86,586
	545,488	155,781

Commitments

Equity
Symbid B.V. Shareholders
Common stock - $1.4 par value; 100,000 shares authorized,24,244 shares issued and outstanding	34,160	34,160
Additional paid-in capital	328,228	246,504
Accumulated other comprehensive loss	(7,705)	(3,884)
Accumulated deficit	(771,580)	(331,201)
	(416,897)	(54,421)
Noncontrolling interests	(27,816)	(13,586)
	(444,713)	(68,007)
	$100,775	$87,774

The accompanying notes are an integral part of these audited consolidated financial statements.

SYMBID B.V.AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

		Period From
		Inception
	Year Ended	to
	December 31,	December 31,
	2012	2011
Revenues
Crowd funding	$50,319	$7,870
Other	57,418	10,795
	107,737	18,665
Operating expenses
Selling general and administrative	387,727	172,750
Research and development costs	165,357	188,552
Depreciation and amortization	979	49
	554,063	361,351

Operating losses	(446,326)	(342,686)

Other income (expenses)
Interest income	3,335	-
Interest expenses	(15,688)	(1,055)
Government subsidy	20,885	3,378
Gain on sale of 450 common shares of Gambitious B.V.	19,345	-
Equity in losses of Gambitious B.V.	(86,492)	(5,026)
	(58,615)	(2,703)

Net loss	(504,941)	(345,389)

Net loss attributable to non-controlling interests	(64,562)	(14,188)

Net loss attributable to Symbid B.V. shareholders	$(440,379)	$(331,201)

Basic and diluted loss per common share	$(18.16)	$(13.66)

Weighted average number of shares outstanding
Basic and diluted	24,244	24,244

The accompanying notes are an integral part of these audited consolidated financial statements.

SYMBID B.V.AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

		Period From
		Inception
	Year Ended	to
	December 31,	December 31,
	2012	2011

Net loss	$(504,941)	$(345,389)
Other comprehensive loss:
Foreign currency translation adjustments	(3,885)	(3,282)
Comprehensive loss	(508,826)	(348,671)

Net loss attributable to non-controlling interests	(64,562)	(14,188)
Foreign currency translation income attributable to non-controlling interests	(64)	602
Comprehensive loss attributable to non-controlling interests	(64,626)	(13,586)

Comprehensive loss attributable to Symbid B.V. shareholders	$(444,200)	$(335,085)

The accompanying notes are an integral part of these audited consolidated financial statements.

SYMBID B.V.AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

	SYMBID B.V. Shareholders
				Accumulated
			Additional	Other		Total Symbid B.V.
	Number of	Common	Paid-In	Comprehensive	Accumulated	Shareholders'	Noncontrolling	Total
	Shares	Stock	Capital	Income (Loss)	Deficit	Equity	Interest	Equity

Balance, March 29, 2011	-	$ -	$ -	$ -	$ -	$ -	$ -	$ -

Proceeds from the issuance
of common stock	24,244	34,160	246,504	-	-	280,664	-	280,664

Translation adjustment	-	-	-	(3,884)	-	(3,884)	602	(3,282)

Net loss	-	-	-		(331,201)	(331,201)	(14,188)	(345,389)
Balance, December 31, 2011	24,244	34,160	246,504	(3,884)	(331,201)	(54,421)	(13,586)	(68,007)

Proceeds from the sale of Gambitious
Cooperative common stock	-	-	81,724	-	-	81,724	50,396	132,120

Translation adjustment	-	-	-	(3,821)	-	(3,821)	(64)	(3,885)

Net loss	-	-	-	-	(440,379)	(440,379)	(64,562)	(504,941)
Balance, December 31, 2012	24,244	$ 34,160	$328,228	$ (7,705)	$ (771,580)	$ (416,897)	$ (27,816)	$ (444,713)

The accompanying notes are an integral part of these audited consolidated financial statements.

SYMBID B.V.AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

		Period From
		to
	Year Ended	Inception
	December 31,	December 31,
	2012	2011
Cash flows from operating activities
Net loss	$(504,941)	$(345,389)
Adjustments to reconcile net loss to net cash
used in operating activities
Depreciation and amortization	979	49
Gain on sale of stock of Gambititous B.V.	(19,345)	-
Losses recorded from investment in Gambitious B.V.	86,492	5,025
Changes in assets and liabilities
Accounts receivable	1,627	(7,870)
Prepaid expenses and other current assets	(16,579)	(15,843)
Accounts payable	(564)	52,579
Accrued expenses and other current liabilities	38,693	19,708
Deferred government grants	41,769	-
Net cash used in operating activities	(371,869)	(291,741)

Cash flows from investing activities
Investment in Gambitious B.V.	(132,099)	(12,160)
Cash proceeds from sale of stock of Gambitious B.V.	19,581	-
Purchase of fixed assets	(2,758)	(3,709)
Net cash used in investing activities	(115,276)	(15,869)

Cash flows from financing activities
Proceeds from capital contribution	132,120	280,664
Proceeds from the issuance of notes payable	322,922	90,456
Repayments of notes payable	(19,763)	-
Net cash provided by financing activities	435,279	371,120

Effect of exchange rate changes on cash and cash equivalents	4,856	(8,768)
Net increase (decrease) in cash and cash equivalents	(47,010)	54,742

Cash and cash equivalents, beginning of year	54,742	-
Cash and cash equivalents, end of year	$7,732	$54,742

Supplemental cash flow disclosures
Interest paid	$(15,688)	$(1,055)
Income taxes paid	-	-

The accompanying notes are an integral part of these audited consolidated financial statements.

SYMBID B.V. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED STATEMENTS

1 - BUSINESS, ORGANIZATION AND LIQUIDITY

Business and Organization

Symbid B.V. and subsidiaries (“the Company or Symbid”) was incorporated in Utrecht, Netherlands on March 29, 2011 under the laws of the Netherlands. The Company was launched in April 2011 with its headquarters in Rotterdam, The Netherlands as one of the first three equity based crowd funding forerunners worldwide. Entrepreneurs use Symbid to obtain business growth funding from the crowd in exchange for a part of the equity of their company. Investors can participate from as little as $30, and become shareholders of start-up companies or growing businesses in need of capital.

Since August 2012, the Company is one of the first platforms worldwide to offer multiple models of crowd funding on a progressive scale for Small and Medium Entities (SME’s), integrating a unique legal structure into the IT-infrastructure of the crowd funding platform. The goal of the Company is to create a portfolio of crowd funding products, where anyone interested in crowd funding can find their right solution.

The Symbid infrastructure serves as a matchmaking platform, with added value for both entrepreneurs and investors on a global scale. The Company earns success fees and transaction fees charged to the entrepreneurs and investors active on the platform. In addition to matchmaking on the Company platform, the Company licenses its infrastructure in several forms to other partners.

The Company is also a founding partner and 28.5% owner of Gambitious B.V., a crowd funding platform tailored towards video games.

Liquidity and Going Concern Matters

The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles, which contemplates continuation of the Company as a going concern.

The Company has suffered recurring losses, and current liabilities exceeded current assets by approximately $444,000. As of December 31, 2012, the Company had cash on hand of approximately $8,000. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The recoverability of a major portion of the recorded asset amounts shown in the accompanying consolidated balance sheet is dependent upon continued operations of the Company, which in turn, is dependent upon the Company’s ability to raise capital and/or generate positive cash flows from operations.

The Company plans to raise additional capital from outside investors to fund on-going operations. The financial statements do not include any adjustments related to the recoverability and classification of recorded assets on the amount and classifications that might be necessary in the event the Company cannot continue in existence.

SYMBID B.V. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED STATEMENTS

2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The accompanying financial statements of Symbid B.V. include the financial statement information for Symbid B.V. and its group companies in which Symbid B.V. has a controlling financial interest. All inter-company transactions have been eliminated.

The Company consolidates any variable interest entity (“VIE”) for which the Company is considered the primary beneficiary. The Company provides for non-controlling interests in consolidated subsidiaries for which the Company’s ownership is less than 100 percent.

A VIE is an entity in which either a) the equity investment at risk is not sufficient to permit the entity to finance its own activities without additional financial support or b) the voting rights of the equity investors are not proportional to their obligations to absorb the expected losses of the entity or their rights to receive the expected residual returns of the entity. The Company evaluates whether entities in which it has an interest are VIEs and whether the Company qualifies as the primary beneficiary of any VIEs identified in its analysis.

The accompanying consolidated financial statements include the activities of:

* Symbid Coop. - 100% - Variable Interest Entity - Company is primary beneficiary

* Gambitious Coop. - 63% - Ownership through common stock

Uses of Estimates

The preparation of financial statements in conformity with GAAP requires that management make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Non-controlling Interest

The company presents non-controlling interest as a component of equity. Changes in a parent’s ownership interest while the parent retains its controlling interest will be accounted for as equity transactions, and upon loss of control, retained ownership interest will be re-measured at fair value, with any gain or loss recognized in earnings. Income and losses attributable to the non-controlling interests associated with Gambitious Cooperative and Symbid Cooperative are presented separately in the Company’s basic financial statements.

Revenue Recognition

The Company generates its revenue from administration and success fees of transactions on the crowd funding platform. Revenue from these transactions is accounted for at the moment an investment is made or a proposition is successfully funded. There is no credit risk since the fees are collected directly at the moment that the transaction takes place on the platform. Other revenue is generated by licensing the platform to third parties. Revenue is accounted for on a monthly basis for the agreed monthly licensed fee. There is limited credit risk. If the monthly licensed fee is not paid Symbid B.V. is entitled to set the platform offline.

SYMBID B.V. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED STATEMENTS

2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Value of Financial Instruments

The Company adopted the provisions of the accounting pronouncement which defines fair value, establishes a framework for measuring fair value and enhances fair value measurement disclosure. Under the provisions of the pronouncement, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e., the “exit price”) in an orderly transaction between market participants at the measurement date.

GAAP establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use on unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The hierarchy is described below:

Level 1: Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.

Level 2: Observable prices that are based on inputs not quoted on active markets, but corroborated by market data.

Level 3: Unobservable inputs are used when little or no market data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs.

The Company’s current financial assets and liabilities approximate fair value due to their short term nature and include cash, accounts. The Company’s borrowings approximate fair value as the rates of interest are similar to what they would receive from other financial institutions.

Concentrations of Credit Risk

Cash Held in Banks

The Company has cash balances at financial institutions located in the Netherlands. Balances at financial institutions in the Netherlands may, from time to time, exceed insured limits.

Accounts Receivable

Customer accounts typically are collected within a short period of time, and based on its assessment of current conditions and its experience collecting such receivables, management believes it has no significant risk related to its concentration within its accounts receivable.

SYMBID B.V. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED STATEMENTS

2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Foreign Currency Translation

The Company uses the United States dollar (“U.S. dollars” or “USD”) for financial reporting purposes.  The Company and its subsidiaries maintain their books and records in their functional currency, the Euro (“EUR”), the currency of the Netherlands.

In general, for consolidation purposes, the Company translates its assets and liabilities into U.S. dollars using the applicable exchange rates prevailing at the balance sheet date, and the statements of operations and cash flows are translated at average exchange rates during the reporting period.  As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.  Equity accounts are translated at historical rates.  Adjustments resulting from the translation of the financial statements are recorded as accumulated other comprehensive income.

The balance sheet amounts, with the exception of equity, at December 31, 2012 and 2011 were translated at 1 EUR to $1.3175 and at 1 EUR to $1.2933, respectively. The average translation rates applied to income and cash flow statement amounts for the years ended December 31, 2012 and 2011 were at 1 EUR to $1.3054 and at 1 EUR to $1.3511, respectively.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation and amortization. Depreciation and amortization is charged to operations using the straight-line method over the estimated useful lives of 5 years. Property and equipment consists mainly of computers.

Expenditures for maintenance and repairs are charged to operations as incurred. Expenditures for betterments and major renewals are capitalized. The cost of assets sold or retired and the related amounts of accumulated depreciation are eliminated from the accounts in the year of disposal, and any resulting gains or losses are included in operations

Income Tax Uncertainties

The calculation of the Company’s tax liabilities involves dealing with uncertainties in the application of complex tax regulations. The Company recognizes liabilities for uncertain tax positions based on the two-step process prescribed by applicable accounting principles. The first step is to evaluate the tax position as the largest amount that is more than 50% likely of being realized upon ultimate settlement. It is inherently difficult and subjective to estimate such amounts, as this requires the Company to determine the probability of various possible outcomes.

The Company re-evaluates these uncertain tax positions on a quarterly basis. This evaluation is based on factors including, but not limited to, changes in facts or circumstances, changes in tax law, effectively settled issues under audit, and new audit activity. Such a change in recognition or measurement would result in the recognition of a tax benefit or an additional charge to the tax provision in the period. The Company recognizes interest and penalties as incurred in other income (expense), net in the Consolidated Statements of Operations. There were no liabilities recorded for uncertain tax positions at December 31, 2012 and 2011.

SYMBID B.V. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED STATEMENTS

2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Net Loss Per Common Share

Basic net loss per share attributable to common stockholders is computed by dividing net  loss by the weighted-average number of common shares outstanding during the period. No dilutive securities were outstanding as of December 31, 2012 and 2011.

Risks and Uncertainties

The Company’s operations are subject to a number of risks, including but not limited to, changes in the general economy, demand for the Company’s products, the success of its customers, research and development results, reliance on commercial markets, litigation, and the renewal of its line of credit.

Accounts Receivable

Accounts receivable are carried at the amount billed to a customer, net of the allowance for doubtful receivables, which is an estimate for credit losses based on a review of all outstanding amounts on a monthly basis. Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition, credit history and current economic conditions. Accounts receivable are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded when received.

Comprehensive (Loss)

Other comprehensive income (loss) refers to revenues, expenses, gains and losses that under generally accepted accounting principles are included in comprehensive income (loss) but are excluded from net income (loss) as these amounts are recorded directly as an adjustment to stockholders’ equity. The Company’s other comprehensive income (loss) is comprised of foreign currency translation adjustments.

Equity Method Investments

Direct or indirect investments in business entities in which Symbid B.V. does not have a controlling financial interest, but has the ability to exercise significant influence (generally 20-50 percent ownership), are accounted for by the equity method.

New Accounting Pronouncements

No recently issued accounting pronouncements had or are expected to have a material impact on the Company’s consolidated financial statements.

SYMBID B.V. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED STATEMENTS

3 - VARIABLE INTEREST ENTITY- SYMBID COOPERATIVE

Symbid B.V. has a variable interest in Symbid Cooperative (“Scoop”). Scoop licenses from Symbid B.V. the online crowd funding platform in exchange for 100% of the administration fees and success fees earned by Scoop. In addition, Scoop entered into a perpetual platform management service agreement with Symbid B.V. for customer support, software updates and content management system control for approximately $6,000 per year. The management of Scoop is the same as the management of Symbid B.V.

Symbid B.V. is deemed to be the primary beneficiary of Scoop  and have a controlling financial interest as it has the power to direct the activities of the variable interest entity that most significantly impact Scoop’s economic performance.  Symbid B.V. through its control of Symbid Foundation can appoint board members directly to the Management Board of Scoop. The Management Board of Scoop controls the activities that are most significant to Scoop.  In addition, by virtue of the license agreement and management service agreements between Scoop and Symbid B.V. substantially all revenue earned is remitted to Symbid B.V.

Every reporting period Symbid B.V. reassesses the presentation of Scoop to conclude if consolidation is required. As such, the conclusion regarding the primary beneficiary status is subject to change and circumstances are continually reevaluated.

The classification and carrying amounts of assets and liabilities of Scoop in the consolidated balance sheet are as follows:

	December 31,
	2012	2011

Current assets	$ 21,940	$ 8,016

Current liabilities	$ 69,255	$ 6,109

4 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	December 31,
	2012	2011

Computer and equipment	$ 6,446	$ 3,555
Less - Accumulated depreciation and amortization	(1,081)	(51)
	$ 5,365	$ 3,504

Depreciation and amortization expense related to the assets above for the years ended December 31, 2012 and 2011 was $ 1,034 and $ 47, respectively.

SYMBID B.V. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED STATEMENTS

5 - INVESTMENT IN GAMBITIOUS B.V.

The Company through its ownership in Gambitious Cooperative has a 28.5% ownership interest in Gambitious B.V., a Company located in the Netherlands, which uses the Company’s platform to raise capital for video games produced by a wide range of developers. The video game crowd-funding model is not performed by Symbid Coop.  The condensed balance sheets of Gambitious B.V. are as follows:

December 31,

Current assets	$ 207,414	$ 13,684
Property and equipment	-	-
	$ 207,414	$ 13,684

Current liabilities	$ 33,861	$ -
Stockholders’ equity	173,553	13,684
	$ 207,414	$ 13,684

The condensed statements of operations for Gambitious B.V. are as follows:

	Year Ended December 31,

Sales	$ -	$ -
Expenses, net	(287,956)	(9,639)
Net loss	$ (287,956)	$ (9,639)

6 - DEFERRED GOVERNMENT GRANTS

The Company has received two grants by the Dutch Government for an innovation presentation contract (“IPC”) project for approximately $63,000. The IPC is supplied to innovators to fund new IT business development in the Netherlands.  The Company stays in contact with the government to show progress with their project and typically if the project fails to reach its objectives the effort is still rewarded.

The grant is for work performed over a two year period starting in May 2012.  The Company continues to work within the parameters of the IPC project and recognizes ratably the grant over the period it is earned, 24 months.

The Dutch Government reserves the right to revise or to settle the grant upon final completion. The grant will be officially accepted within 13 weeks after the end of the project.

SYMBID B.V. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED STATEMENTS

7 - NOTES PAYABLE

	December 31,
	2012	2011

Working capital facility	$ 219,198	$ -
Note payable – related party	86,955	-
Subordinated loan – related party	88,206	86,586
	394,359	86,740
Less - Current Maturities	(126,812)	-
	$ 267,547	$ 86,740

Working Capital Facility

The Company has two credit facilities with the Rabobank, a national bank in the Netherlands

The facility consists of the following two agreements:

1.

Long term loan for approximately $240,000, bears interest of approximately 6.4% and is payable quarterly with principal. The loan decreases on a quarterly basis by approximately $10,000, starting on September 30, 2012.  As of December 31, 2012 the loan balance was approximately $219,000.

2.

A credit facility of approximately $80,000 with a floating interest rate of approximately 4.5% at December 31, 2012. The balance on the credit facility at December 31, 2012 and December 31, 2011 was 0.

The working capital facility is secured by the following assets:

1.

Assets of the Company including receivables and intellectual property developed by the Company

2.

Guarantee by principal members of management up to approximately $60,000

3.

Guaranteed by the Netherlands government for the remaining balance in a hypothetical liquidation up to approximately $264,000.

Note Payable - Related Party

The Company issued two notes to a stockholder of the Company in 2012 for approximately $79,000 and $8,000.  Each note bears interest of 4.0% and does not have a maturity date.   The notes are unsecured and are included in current liabilities.

Subordinated Loan - Related Party

A stockholder of the Company has granted a loan of approximately $88,000 to the Company due on September 15, 2015 with interest only payments of 4% per annum.  The loan is subordinate to the interests of the working capital facility and is unsecured.

 SYMBID B.V. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED STATEMENTS

7 - NOTES PAYABLE (Continued)

Aggregate Maturity Schedule of Borrowings

The aggregate maturities of long-term debt outstanding as of December 31, 2012 are approximately as follows:

Year Ending
December 31,

2013	$ 126,000
2014	39,000
2015	126,000
2016	39,000
2017	39,000
Thereafter	21,000
390,000
Current portion	(126,000)
Long-term debt	$ 264,000

8 - CAPITAL STOCK

Common Units

In accordance with its Certificate of Incorporation, the Company is authorized to issue up to 100,000 shares of common stock with $1.4 par value. As of December 31, 2012 and 2011, the Company has 24,244 share of Common Stock issued and outstanding.

Noncontrolling Interests

The composition of the net loss attributable to non-controlling interests is as follows:

	2012	2011

Symbid Cooperative - 100%	$ 3,479	$ 14,188
Gambitious Cooperative - 37%	31,420	-
Total net loss attributable to NCI	$ 34,899	$ 14,188

9 - INCOME TAXES

As of December 31, 2012, the Company has net operating loss carry forwards of approximately $740,000 that can be utilized to future taxable income for income tax purposes. Net operating loss carry forwards expire starting in 2021. Because of the current uncertainty of realizing the benefit of the tax carry forward, a valuation allowance equal to the tax benefit for deferred taxes has been established.

 SYMBID B.V. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED STATEMENTS

9 - INCOME TAXES (Continued)

The full realization of the tax benefit associated with the carry forward depends predominantly upon the Company’s ability to generate taxable income during the carry forward period.

The Company’s effective tax benefit rate differs from the Netherlands statutory rate of 20% as follows:

	December 31,
	2012	2011

Federal income tax rate	20%	20%
NCI – Symbid Cooperative	(.14)	(0.8)
NCI – Gambitious Cooperative	(3.36)	-
Gain on capital sale of stock	0.77	-
Other	(.36)	(.3)
Effective income tax rate	16.91	18.9
Effect on valuation allowance	(16.91)	(18.9)
Effective income tax rate	0%	0%

The Company has temporary differences related to its net operating loss, which give rise to a deferred tax asset of $150,000 and $63,000 for the period ended December 31, 2012 and 2011 respectively.

The Company is subject to income tax examinations by tax authorities for 2012 and 2011.

10 - RELATED PARTY TRANSACTIONS

Management Fees

The Company compensates three of its officers through management agreements with affiliates with those officers. During the year ended December 31, 2012 and the period ended December 31, 2011, total expenses recorded under these agreements were approximately $150,000 and $78,000, respectively. As of December 31, 2012 and 2011, balances due under these agreements were $28,000 and $5,000, respectively, and are included in accrued expenses.

Revenue Recognition

The Company earned approximately $20,000 in other revenue from services performed on behalf of their equity method investment in Gambitious B.V.

Other

See footnote 8 for related party financing arrangements.

SYMBID B.V.AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

11 - COMMITMENTS

The Company rents office space in Rotterdam from June 1, 2012 through August 31, 2014, with monthly rent of approximately $3,000.  Rent expense approximated $20,000 for the year ended December 31, 2012.

12 - SUBSEQUENT EVENTS

Equity Capital

In the first quarter of 2013 the Company issued 4,848 common shares and raised an additional amount of approximately $389,000 in equity from their current group of shareholders and one new shareholder, Soops Investment.

1,067 shares of common stock raised in the first quarter were issued to the holder of the Note Payable for extinguishment of the outstanding obligation.  The note was converted at approximately $80 per share, which was the price at which other purchasers of common stock were issued.   No gain or loss was recorded as a result of this transaction.

In September 2013, the Company issued 1,580 common shares and raised an additional amount of $ 143,000 in equity from their current group of shareholders and one new shareholder, Sharpe Financial Communications.

Investment in Equidam Holding B.V.

As of August 2013, the Company has acquired 10% interest in Equidam Holding B.V. for an amount of $1,400. After a first round of seed funding for Equidam Holding B.V. this investment was diluted to 9%.

SYMBID B.V.AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	September 30,	December 31,
	2013	2012
ASSETS
Current assets
Cash	$15,724	$7,732
Accounts receivable	21,104	6,033
Prepaid expenses and other current assets	75,425	32,183
Total current assets	112,253	45,948

Property and equipment - at cost, less accumulated depreciation and amortization
	4,507	5,365
Investment in Gambitious B.V.	1,572	49,462
Investment in Equidam Holding B.V. - at cost	1,403	-
	$119,735	$100,775

LIABILITIES AND EQUITY
Current liabilities
Line of Credit	$29,555	$-
Accounts payable	78,448	50,703
Accrued expenses and other current liabilities	223,576	58,270
Deferred government grants	18,886	42,156
Current maturities of notes payable	51,012	126,812
Total current liabilities	401,477	277,941

Notes payable, less current maturities	243,337	267,547
	644,814	545,488

Commitments

Equity
Symbid B.V. Shareholders
Common stock - $ 1.4 par value, 100,000 shares authorized, 30,672 and 24,244 shares issued and outstanding, respectively
	42,530	34,160
Additional paid-in capital	849,566	328,228
Accumulated other comprehensive loss	(5,682)	(7,705)
Accumulated deficit	(1,355,293)	(771,580)
	(468,879)	(416,897)
Noncontrolling interests	(56,200)	(27,816)
	(525,079)	(444,713)
	$119,735	$100,775

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

SYMBID B.V.AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATION

(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2013	2012	2013	2012
Revenues
Crowd funding	$22,979	$22,067	$53,387	$45,055
Other	6,385	(5,666)	8,137	60,748
	29,364	16,401	61,524	105,803
Operating expenses
Selling, general and administrative	394,153	126,986	594,650	301,279
Research and development costs	11,223	38,780	36,335	124,915
Depreciation and amortization	325	343	975	695
	405,701	166,109	631,960	426,889

Operating losses	(376,337)	(149,708)	(570,436)	(321,086)
Other income (expenses)
Interest income	-	966	-	3,348
Interest expense	(5,498)	(4,704)	(16,176)	(10,984)
Government subsidy	8,000	7,756	23,999	12,925
Gain on sale of 450 common shares of Gambitious B.V.	-	19,156	-	19,156
Equity in losses of Gambitious B.V.	(13,570)	(53,322)	(48,501)	(56,666)
	(11,068)	(30,148)	(40,678)	(32,221)

Net loss	(387,405)	(179,856)	(611,114)	(353,307)

Net income (loss) attributable to non-controlling interests	(8,071)	(42,199)	(27,401)	(53,309)

Net loss attributable to Symbid B.V. shareholders	$(379,334)	$(137,657)	$(583,713)	$(299,998)

Basic and diluted loss per common share	$(12.83)	$(5.68)	$(20.71)	$(12.37)

Weighted average number of shares outstanding
Basic and diluted	29,556	24,244	28,183	24,244

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

SYMBID B.V.AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

Net loss	$(387,405)	$(179,856)	$(611,114)	$(353,307)
Other comprehensive loss:
Foreign currency translation adjustments	(5,019)	(3,947)	2,023	(126)
Comprehensive loss	(392,424)	(183,803)	(609,091)	(353,433)

Net loss attributable to non-controlling interests	(8,071)	(42,199)	(27,401)	(53,309)
Foreign currency translation income attributable to non-controlling interests	(1,328)	(697)	(983)	(165)
Comprehensive income (loss) attributable to non-controlling interests	(9,399)	(42,896)	(28,384)	(53,474)

Comprehensive loss attributable to Symbid B.V. shareholders	$(383,025)	$(140,907)	$(580,707)	$(299,959)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

SYMBID B.V.AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CHANGE IN EQUITY

(UNAUDITED)

	SYMBID B.V. Shareholders
				Accumulated
			Additional	Other		Total Symbid B.V.
	Number of	Common	Paid-In	Comprehensive	Accumulated	Shareholders'	Noncontrolling	Total
	Shares	Stock	Capital	Income	Deficit	Equity	Interest	Equity

Balance, December 31, 2012	24,244	$ 34,160	$ 328,228	$ (7,705)	$ (771,580)	$ (416,897)	$ (27,816)	$ (444,713)

Issue of common stock, net of issuance costs	4,634	6,028	372,195	-	-	378,223	-	378,223
Issue of common stock for services	727	957	64,847			65,804	-	65,804
Non-cash conversion of Notes Payable	1,067	1,385	84,296	-	-	85,681	-	85,681
Translation adjustment	-	-	-	2,023	-	2,023	(983)	1,040

Net loss	-	-	-	-	(583,713)	(583,713)	(27,401)	(611,114)
Balance, September 30, 2013	30,672	$ 42,530	$ 849,566	$ (5,682)	$ (1.355,293)	$ (468,879)	$ (56,200)	$ (525,079)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

SYMBID B.V.AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the nine months ended September 30,
	2013	2012

Cash flows from operating activities
Net loss	$(611,114)	$(353,307)
Adjustments to reconcile net loss to net cash
used in operating activities
Depreciation and amortization	975	694
Equity in losses of Gambitious B.V.	48,501	(19,156)
Losses recorded from investment in Gambitious B.V.		59,187
Changes in assets and liabilities
Accounts receivable	(14,752)	(27,753)
Prepaid expenses and other current assets	24,676	(14,509)
Accounts payable	26,224	37,659
Accrued expenses and other current liabilities	162,003	17,652
Deferred government grants	(23,995)	49,117
Net cash used in operating activities	(387,482)	(250,416)

Cash flows from investing activities
Investment in Gambitious B.V.	-	(132,099)
Investment in Equidam Holding B.V.	(1,387)	-
Cash proceeds from sale of stock of Gambitious B.V.	-	19,390
Acquisition of property and equipment	-	(2,775)
Net cash used in investing activities	(1,387)	(115,484)

Cash flows from financing activities
Proceeds from line of credit	29,555	-
Proceeds from capital contribution, net of issuance costs	378,223	132,120
Proceeds from the issuance of notes payable	-	234,625
Principal payments of notes payable	(20,133)	-
Net cash provided by financing activities	387,645	366,745

Effect of exchange rate changes on cash	9,216	3,982
Net increase in cash	7,992	4,827

Cash, beginning of year	7,732	54,742
Cash, end of year	$15,724	$59,569

Supplemental cash flow disclosures
Interest paid	$16,176	$10,981

Non-cash financing activities
Conversion of Notes Payable into common stock	$85,681	$-
Issuance of common stock for services	65,804	-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

SYMBID B.V. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED STATEMENTS

1 - BUSINESS, ORGANIZATION AND LIQUIDITY

Business and Organization

Symbid B.V. and subsidiaries (“the Company or Symbid”) was incorporated in Utrecht, Netherlands on March 29, 2011 under the laws of the Netherlands. The Company was launched in April 2011 its headquarters in Rotterdam, The Netherlands as one of the first three equity based crowd funding forerunners worldwide. Entrepreneurs use Symbid to obtain business growth funding from the crowd in exchange for a part of the equity of their company. Investors can participate from as little as 20 EUR, and become shareholders of start-up companies or growing businesses in need of capital.

Since August 2012, the Company is one of the first platforms worldwide to offer multiple models of crowd funding on a progressive scale for Small and Medium Enterprises (SME’s), integrating a unique legal structure into the IT-infrastructure of the crowd funding platform. The goal of the Company is to create a portfolio of crowd funding products, where anyone interested in crowd funding can find their right solution.

The Symbid infrastructure serves as a matchmaking platform, with added value for both entrepreneurs and investors on a global scale. The Company earns success fees and transaction fees charged to the entrepreneurs and investors active on the platform. In addition to matchmaking on the Company platform, the Company licenses its infrastructure in several forms to other partners.

The Company is also a founding partner and 28.5% owner of Gambitious B.V., a crowd funding platform tailored towards video games.

Liquidity and Going Concern Matters

The accompanying consolidated financial statements have been prepared in conformity with GAAP, which contemplates continuation of the Company as a going concern.

The Company has suffered recurring losses and has a working capital deficit of approximately $ 289,000 at September 30, 2013. As of September 30, 2013, the Company had cash on hand of approximately $ 16,000 and a liability to credit institutions of approximately $ 30,000. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The recoverability of a major portion of the recorded asset amounts shown in the accompanying consolidated balance sheet is dependent upon continued operations of the Company, which in turn, is dependent upon the Company’s ability to raise capital and/or generate positive cash flows from operations.

The Company plans to raise additional capital from outside investors to fund on-going operations. The financial statements do not include any adjustments related to the recoverability and classification of recorded assets and classifications that might be necessary in the event the Company cannot continue in existence.

SYMBID B.V. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED STATEMENTS

2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

In the opinion of management, the accompanying unaudited condensed consolidated financial statements contain all adjustments necessary to present fairly the financial position of the Company as of September 30, 2013, the results of operations for the three and nine months ended September 30, 2013 and September 30, 2012, statements of comprehensive loss for the three and nine months ended September 30, 2013 and September 30, 2012 and statements of cash flows for the nine months ended September 30, 2013 and September 30, 2012. These results are not necessarily indicative of the results to be expected for the full year. The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States, and include the Company’s accounts as well as those of a certain variable interest entity (“VIE”) for which the Company is the primary beneficiary. All inter-company accounts and transactions have been eliminated. The December 31, 2012 balance sheet included herein was derived from the audited financial statements also included in the Company’s Form 8-K. Accordingly, the financial statements included herein should be reviewed in conjunction with the audited financial statements and notes thereto included in the Company’s Form 8-K.

The accompanying consolidated financial statements include the activities of:

* Symbid Coop. - 100% - Variable Interest Entity - Company is primary beneficiary

* Gambitious Coop. - 63% - Ownership through common stock

Uses of Estimates

The preparation of financial statements in conformity with GAAP requires that management make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Non-controlling Interests

The Company presents non-controlling interest as a component of equity. Changes in a parent’s ownership interest while the parent retains its controlling interest will be accounted for as equity transactions, and upon loss of control, retained ownership interest will be re-measured at fair value, with any gain or loss recognized in earnings. Income and losses attributable to the non-controlling interests associated with Gambitious Cooperative and Symbid Cooperative are presented separately in the Company’s statement of operations.

Revenue Recognition

The Company generates its revenue from administration and success fees of transactions on the crowd funding platform. Revenue from these transactions is accounted for at the moment an investment is made or a proposition is successfully funded. There is no credit risk since the fees are collected directly at the moment that the transaction takes place on the platform. Other revenue is generated by licensing the platform to third parties. Revenue is accounted for on a monthly basis for the agreed monthly licensed fee. There is limited credit risk. If the monthly licensed fee is not paid Symbid B.V. is entitled to set the platform offline.

SYMBID B.V. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED STATEMENTS

2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Value of Financial Instruments

The Company adopted the provisions of the accounting pronouncement which defines fair value, establishes a framework for measuring fair value and enhances fair value measurement disclosure. Under the provisions of the pronouncement, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e., the “exit price”) in an orderly transaction between market participants at the measurement date.

GAAP establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use on unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The hierarchy is described below:

Level 1: Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.

Level 2: Observable prices that are based on inputs not quoted on active markets, but corroborated by market data.

Level 3: Unobservable inputs are used when little or no market data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs.

The Company’s current financial assets and liabilities approximate fair value due to their short term nature and include cash accounts. The Company’s borrowings approximate fair value as the rates of interest are similar to what they would receive from other financial institutions.

Concentrations of Credit Risk

Cash Held in Banks

The Company has cash balances at financial institutions located in the Netherlands. Balances at financial institutions in the Netherlands may, from time to time, exceed insured limits.

Accounts Receivable

Customer accounts typically are collected within a short period of time, and based on its assessment of current conditions and its experience collecting such receivables, management believes it has no significant risk related to its concentration within its accounts receivable.

SYMBID B.V. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED STATEMENTS

2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Foreign Currency Translation

The Company uses the United States dollar (“U.S. dollars” or “USD”) for financial reporting purposes.  The Company and its subsidiaries maintain their books and records in their functional currency, the Euro (“EUR”), the currency of the Netherlands.

In general, for consolidation purposes, the Company translates its assets and liabilities into U.S. dollars using the applicable exchange rates prevailing at the balance sheet date, and the statements of operations and cash flows are translated at average exchange rates during the reporting period.  As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.  Equity accounts are translated at historical rates.  Adjustments resulting from the translation of the financial statements are recorded as accumulated other comprehensive income, or loss.

The balance sheet amounts, with the exception of equity, at September 30, 2013 and December 31, 2012 were translated at 1 EUR to $1.3490 and at 1 EUR to $1.3175 USD, respectively. The average translation rates applied to income and cash flow statement amounts for the three and nine months ended September 30, 2013 and 2012 were at 1 EUR to $1.3303 and 1 EUR to $1.2994 and 1 EUR to $1.3333 and at 1 EUR to $1.2927, respectively.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation and amortization. Depreciation and amortization is charged to operations using the straight-line method over the estimated useful lives of 5 years. Property and equipment consists mainly of computers.

Expenditures for maintenance and repairs are charged to operations as incurred. Expenditures for betterments and major renewals are capitalized. The cost of assets sold or retired and the related amounts of accumulated depreciation are eliminated from the accounts in the year of disposal, and any resulting gains or losses are included in operations

Income Tax Uncertainties

The calculation of the Company’s tax liabilities involves dealing with uncertainties in the application of complex tax regulations. The Company recognizes liabilities for uncertain tax positions based on the two-step process prescribed by applicable accounting principles. The first step is to evaluate the tax benefit as the largest amount that is more than 50% likely of being realized upon ultimate settlement. It is inherently difficult and subjective to estimate such amounts, as this requires the Company to determine the probability of various possible outcomes.

The Company re-evaluates these uncertain tax positions on a quarterly basis. This evaluation is based on factors including, but not limited to, changes in facts or circumstances, changes in tax law, effectively settled issues under audit, and new audit activity. Such a change in recognition or measurement would result in the recognition of a tax benefit or an additional charge to the tax provision in the period. The Company recognizes interest and penalties as incurred in other income (expense), net in the Consolidated Statements of Operations. There

were no liabilities recorded for uncertain tax positions at September 30, 2013 and December 31, 2012.

SYMBID B.V. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED STATEMENTS

2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Net Loss Per Common Share

Basic net loss per share attributable to common stockholders is computed by dividing net  loss by the weighted-average number of common shares outstanding during the period. No dilutive securities were outstanding as of September 30, 2013 and December 31, 2012.

Risks and Uncertainties

The Company’s operations are subject to a number of risks, including but not limited to, changes in the general economy, demand for the Company’s products, the success of its customers, research and development results, reliance on commercial markets, litigation, and the renewal of its line of credit.

Accounts Receivable

Accounts receivable are carried at the amount billed to a customer, net of the allowance for doubtful receivables, which is an estimate for credit losses based on a review of all outstanding amounts on a monthly basis. Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition, credit history and current economic conditions. Accounts receivable are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded when received.

Comprehensive (Loss)

Other comprehensive income (loss) refers to revenues, expenses, gains and losses that under generally accepted accounting principles are included in comprehensive income (loss) but are excluded from net income (loss) as these amounts are recorded directly as an adjustment to stockholders’ equity. The Company’s other comprehensive income (loss) is comprised of foreign currency translation adjustments.

Equity Method Investments

Direct and or indirect investments in business entities in which Symbid B.V. does not have a controlling financial interest, but has the ability to exercise significant influence or operating and financial policies (generally 20-50 percent ownership), are accounted for by the equity method.

New Accounting Pronouncements

No recently issued accounting pronouncements had or are expected to have a material impact on the Company’s consolidated financial statements.

3 - VARIABLE INTEREST ENTITY- SYMBID COOPERATIVE

The Company holds a variable interest in Symbid Cooperative (“Symbid Coop”). Symbid Coop is the lessee of the Company’s online Crowd funding platform. Symbid B.V. licenses the online platform exclusively to Symbid Coop. The management of Symbid Coop is the same as the management of Symbid B.V.

The Company has an implicit variable interest in Symbid Cooperative through common control and management has the ability to compel payment whether stated or silent in the lease agreement. The Company is deemed to be the primary beneficiary of Symbid Coop  and have a controlling financial interest as it has the power to direct the activities of the variable interest entity that most significantly impact Symbid Coop economic performance.

SYMBID B.V. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED STATEMENTS

3 - VARIABLE INTEREST ENTITY- SYMBID COOPERATIVE (Continued)

The Company reassesses every reporting period the presentation of Symbid Coop to conclude if consolidation is required. As such, the conclusion regarding the primary beneficiary status is subject to change and circumstances are continually reevaluated.

The classification and carrying amounts of assets and liabilities of Symbid Coop in the consolidated balance sheet are as follows:

	September 30, 2013	December 31, 2012

Current assets	$ 43,210	$ 21,940

Current liabilities	$ 101,193	$ 69,225

4 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	September 30, 2013	December 31, 2012

Computer and equipment	$ 6,602	$ 6,446
Less - Accumulated depreciation and amortization	(2,095)	(1,081)
	$ 4,507	$ 5,365

Depreciation and amortization expense related to the assets above for the nine and three months ended September 30, 2013 was $ 975 and $ 325 respectively.

5 - INVESTMENT IN ASSOCIATED COMPANIES

GAMBITIOUS B.V.

The Company through its ownership in Gambitious Cooperative has a 28.5% ownership interest in Gambitious B.V., a Company located in the Netherlands, which uses the Company’s platform to raise capital for video games produced by a wide range of developers. The video game crowd-funding model is not performed by Symbid Coop.  The condensed balance sheets of Gambitious B.V. are as follows:

	September 30, 2013	December 31, 2012

Current assets	$ 38,338	$ 207,414
Property and equipment	-	-
	$ 38,338	$ 207,414

Current liabilities	$ 32,822	$ 33,861
Stockholders’ equity	5,515	173,553
	$ 38,338	$ 207,414

SYMBID B.V. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED STATEMENTS

5 - INVESTMENT IN ASSOCIATED COMPANIES (Continued)

The condensed statements of operations for Gambitious B.V. are as follows:

	Nine months Ended
	2013	2012

Sales	$ -	$ -
Expenses, net	(170,184)	(189,688)
Net loss	$ (170,184)	$ (189,688)

EQUIDAM HOLDING B.V.

As of August 2013, the Company has acquired a 10% interest in Equidam Holding B.V. (“Equidam”) for an amount of $ 1,400. After a first round of seed funding for Equidam this shareholding diluted to 9%. The Company is accounting for their investment in Equidam on the cost basis.

6 - NOTES PAYABLE

	September 30, 2013	December 31, 2012

Working capital facility - term loan	$ 204,033	$ 219,198
Note payable – related party	-	86,955
Subordinated loan – related party	90,316	88,206
	294,349	394,359
Less - Current Maturities	(51,012)	(126,812)
	$ 243,337	$ 267,547

Working Capital Facility

The Company has two credit facilities with the Rabobank, a national bank in the Netherlands.

The facility consists of the following two agreements:

3.

Long term loan for approximately $ 240,000, bears interest of approximately 6.4% and is payable quarterly with principal. The loan decrease on a quarterly basis by approximately $ 10,000, starting on September 30, 2012.  As of September 30, 2013 the loan balance was approximately $ 204,000.

4.

A line of credit of approximately $ 80,000 with a floating interest rate of approximately 4.5% at September 30, 2013. The balance on the credit facility at September 30, 2013 and December 31, 2012 was $29,555 and $0.

The working capital facility is secured by the following assets:

1.

Assets of the Company including receivables and intellectual property developed by the Company.

2.

Guarantee by principal members of management up to approximately $60,000.

3.

Guaranteed by the Netherlands government for the remaining balance in a hypothetical liquidation up to approximately $264,000.

SYMBID B.V. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED STATEMENTS

6 - NOTES PAYABLE (Continued)

Note Payable - Related Party

The Company issued two notes with an interest rate of 4% to a stockholder of the Company during 2012 for approximately $79,000 and $8,000.  The notes were converted into 1,067 shares of common stock valued at $ 85,681 on March 1, 2013. As the notes and accrued interest were converted at fair value of the common stock issued, no gain or loss was recorded.

Subordinated Loan - Related Party

A stockholder of the Company has granted a loan of approximately $ 88,000 to the Company due on September 15, 2015 with interest only payments of 4% per annum.  The loan is subordinate to the interests of the working capital facility and is unsecured.

Aggregate Maturity Schedule of Borrowings

The aggregate maturities of long-term debt outstanding as of September 30, 2013 are approximately as follows:

Year Ending
September

2013	$ 20,000
2014	39,000
2015	126,000
2016	39,000
2017	39,000
Thereafter	31,000
294,000
Current portion	(51,000)
Long-term debt	$ 243,000

7 - CAPITAL STOCK

Common Units

In accordance with its Certificate of Incorporation, the Company is authorized to issue up to 100,000 shares of common stock with $1.4 par value.

Private investment

The Company issued 4,634 common stock valued at $ 378,223 for cash during the nine months ended September 30, 2013.

Stock issued to Cancel Notes Payable

The Company issued 1,067 shares of common stock valued at $ 85,681 in connection with the conversion of notes payable and accrued interest(see note 6).

Stock issued for services

The Company issued 727 common stock valued at $ 65,804 in connection with the return of the use of PR services.

SYMBID B.V. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED STATEMENTS

7 - CAPITAL STOCK (Continued)

Noncontrolling Interests

The composition of the net loss attributable to non-controlling interests for the year ended September 30, 2013 is as follows:

	Three Months Ended		Nine Months Ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012

Symbid Cooperative - 100%	$ (2,840)	$ (20,877)	$ (9,455)	$ (31,987)
Gambitious Cooperative - 37%	(5,231)	(21,322)	(17,946)	(21,322)
Total net loss attributable to NCI	$ (8,071)	$ (42,199)	$ (27,401)	$ (53,309)

8 - RELATED PARTY TRANSACTIONS

Management Fees

The Company compensates three of its officers through management agreements with affiliates of those officers. During the three and nine months ended September 30, 2013 and 2012, total expenses recorded under these agreements were approximately $43,000 and $128,000, $40,000 and $113,000, respectively. As of September 30, 2013 and December 31, 2012, balances due under these agreements were $43,000 and $28,000, respectively, and are included in accounts payable and accrued expenses.

Revenue recognition

The Company earned approximately $ 20,000 in other revenue from services performed on behalf of their equity method investment in Gambitious B.V. during the nine months ended September 30, 2012.

Other

See footnote 6 for related party financing arrangements.

9 - COMMITMENTS

The commitments in relation to the rent of office space in Rotterdam will be expired at November 30, 2013.

10 - SUBSEQUENT EVENTS

Merger transaction

Symbid Holding B.V. was incorporated on October 3, 2013 organized under the laws of the Netherlands.  Symbid Holding B.V. was organized to serve as the holding company for all of Symbid’s business activities in the Netherlands and in other countries.  As such, on October 3, 2013, the holders of the capital shares of Symbid B.V. exchanged their shares for capital shares of Symbid Holding B.V. and, as a result, Symbid B.V. became a wholly owned subsidiary of Symbid Holding B.V. Symbid B.V. is now the Symbid operating entity for the Company’s business in the Netherlands.  Symbid B.V. will continue to hold the ownership interests in Gambitious and Equidam. Symbid expects to organize separate operating companies for its proposed activities in other countries.  These entities will be organized as subsidiaries of Symbid Holding B.V.

SYMBID B.V. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED STATEMENTS

10 - SUBSEQUENT EVENTS (Continued)

In conjunction with this reorganization, Symbid’s Intellectual Property (“IP”), which includes all of the software relating to the Symbid crowd funding internet platform, was transferred to a new entity organized on October 3, 2013, Symbid IP Foundation.  Pursuant to the organizational documents of Symbid IP Foundation, Symbid Holding B.V. has the perpetual right to appoint the board of directors of this foundation.  As a result, Symbid Holding B.V. is deemed to control Symbid IP Foundation.  Symbid IP Foundation has granted a perpetual license in the IP to Symbid Holding B.V. which, in turn, has granted a perpetual license in the IP to Symbid B.V. With respect to future Symbid crowd funding platform business projects in other countries, Symbid Holding B.V. will grant IP licenses to the new legal entities established for these business purposes.

In December 2013 (the “Closing Date”), Symbid Corp., Symbid Holding B.V. and the shareholders of Symbid Holding B.V. entered into a Share Exchange Agreement, which closed on the same date.  Pursuant to the terms of the Share Exchange Agreement, the shareholders of Symbid Holding B.V. exchanged all of their capital stock in Symbid Holding B.V. to Symbid Corp in exchange for 21,170,000 shares of Common Stock. As a result of this share exchange, Symbid Holding B.V. becomes a wholly-owned subsidiary of Symbid Corp.

The Share Exchange will be treated as a recapitalization of Symbid Holding B.V. for financial accounting purposes.  Symbid Holding B.V. will be considered the acquirer for accounting purposes, and the historical financial statements of Symbid Corp., before the Share Exchange will be replaced with the historical financial statements of Symbid Holding B.V. before the Share Exchange in all future filings with the SEC.

Promissory Note

As per November 27, 2013 the company received a promissory note of $20,000. This promissory note is prepared in connection with the Share Exchange Agreement and related transactions. The Principal amount of the Note is due the earlier of a) the closing of the ShareExchange contemplated by the Share Exchange Agreement, which closing is subject to the prior or contemporaneous payment in full of the Principal amount of this Note or b) 90 calendar days from the date hereof.

Symbid Corp, (f,k,a, Hapykidz,com,inc,)

And Symbid B,V,

Proforma Condensed Combined Balance Sheets

 (Unaudited)

	Symbid B.V., September 30, 2013	Symbid Corp, August 31, 2013	Adjustments	Notes	Pro Forma
Assets
Cash	15,724		1,514,118	(4)	1,529,842
Accounts receivables	21,104				21,104
Prepaid expenses and other assets	75,425				75,425
Total current assets	112,253		1,514,118		1,626,371

Property and equipment	4,507				4,507
Investments in associated companies	2,975				2,975
	7,482				7,482

Total assets	119,735		1,514,118		1,633,853

Current liabilities
Line of Credit	29,555				29,555
Accounts payable	78,448				78,448
Deferred government grants	18,886				18,886
Current maturities of notes payable	51,012	6	(6)	(2)	51,012
Accrued expenses and other current liabilities	223,576	48,193	(48,193)	(2)	223,576
Total current liabilities	401,477	48,199	(48,199)		401,477

Long-term debts, excluding current portion	243,337				243,337

Shareholders’ Deficit
Common stock	42,530*	197,500**	(205,762)	(3)	34,268***
Additional paid-in capital	849,566	(98,591)	1,620,971	(2)	2,371,946
Accumulated other comprehensive losses	(5,682)				(5,682)
Accumulated deficit	(1,355,293)	(147,108)	147,108	(2)	(1,355,293)
Total shareholders’ Deficit	(468,879)	(48,199)	1,562,317	(2)	1,045,239
Noncontrolling interest	(56,200)	-	-		(56,200)
	(525,079)	(48,199)	1,562,317	(2)	989,039
Total liabilities and shareholders’ deficit	119,735	-	1,514,118		1,633,853

*Symbid B.V. Shareholders

Common stock - EU1 par value; 100,000 shares authorized, 30,672 and 24,244 shares issued and outstanding, respectively.

**Symbid Corporation

Preferred stock – $0.001 par value; 10,000,000 preferred shares authorized, issued and outstanding: nil preferred shares.

Common stock - $0.001 par value; 290,000,000 shares authorized, 197,500,000 shares issued and outstanding.

***Symbid Corporation

Preferred stock – $0.001 par value; 10,000,000 preferred shares authorized, issued and outstanding: nil preferred shares.

Common stock - $0.001 par value; 290,000,000 shares authorized, 34,268,000 shares issued and outstanding.

Symbid Corp. (f.k.a. Hapykidz.com.inc.)

And Symbid B.V.

Proforma Condensed Combined Statements of Operations

 (Unaudited)

	Symbid B.V. period January 1, 2013 to September 30, 2013	Symbid Corp, period December 1, 2012 to August 31, 2013	Adjustments	Notes	Pro Forma

Revenues	61,524				61,524

Selling, general and administrative expenses	594,650	52,830	(52,830)	(2)	594,650
Research and development costs	36,335				36,335
Depreciation and amortization	975				975
Other costs	0				0
Total operating expenses	(631,960)	52,830	(52,830)		(631,960)

Operating income	(570,436)	(52,830)	52,830		(570,436)

Gain of forgiveness of debt		36,000	(36,000)	(2)
Interest income
Interest expenses	(16,176)	(937)	937	(2)	(16,176)
Government subsidy	23,999				23,999
Gain on sale of 450 common shares of Gambitious B.V.
Equity in losses of Gambitious B.V.	(48,501)				(48,501)
	(40,678)	35,063	(35,063)		(40,678)

Net Loss	(611,114)	(17,767)	17,767		(611,114)

Net loss attributable to non-controlling interests	(27,401)				(27,401)
Net loss attributable to Symbid B.V. shareholders	(583,713)	(17,767)	17,767		(583,713)

PER SHARE INFORMATION – BASIC AND FULLY DILUTED

Weighted average shares outstanding

               19,452,077

Net loss per share, basic and fully diluted

                     - $0.03

Note 1. Financial Periods for Financial Statements

Symbid Corp. (f.k.a. HapyKidz, Inc.), a Nevada corporation (“Parent”) had a fiscal year ending August 31 during the periods presented. The most recent financial information available for Parent is for the 12 months ended August 31, 2013. There has been minimal operating activity in Parent after August 31, 2013. As a result, the information presented for Parent as of August 31, 2013 is deemed to be current for these proforma condensed combined financial statements. The Parent expects to officially change its fiscal year to a calendar year basis. Under applicable accounting principles the historical financial results of Symbid B.V., the wholly owned operating subsidiary of Symbid Holding B.V., the accounting acquirer, prior to the Share Exchange are considered the historical financial results of the Company. Symbid B.V., a Dutch Besloten Vennootschap (the “Company”) reports on a calendar year basis and is utilizing audited financial statements as of December 31, 2012 and 2011 and unaudited financial statements as of September 30, 2013 for these proforma condensed combined financial statements.

Note 2. Share Exchange Transaction

On December 6, 2013 Parent entered into a Share Exchange with the Company. As a result of this share exchange, (i) Parent changed its name to Symbid Corp., (ii) At the closing of the Share Exchange, each of the 30,672 shares of Symbid Holding B.V.’s common stock issued and outstanding immediately prior to the closing of the Share Exchange was exchanged for 690.20605 shares of the Company’s Common Stock.

For financial reporting purposes, the transaction will be accounted for as a “reverse Share Exchange” rather than a business combination, because the sellers of the Company effectively control the combined companies immediately following the transaction. As such, the Company is deemed to be the accounting acquirer in the transaction and, consequently, the transaction is being treated as a reverse acquisition by the Company.  Accordingly, the assets and liabilities and the historical operations that will be reflected in Parent’s ongoing financial statements will be those of the Company and will be recorded at the historical cost basis of the Company.  All of Parent’s assets and liabilities were split off (See paragraph below) as part of the transaction and results of operations will be those of the Company after consummation of the transaction.  Parent’s historic capital accounts and retained earnings will be retroactively adjusted to reflect the equivalent number of shares issued by it in the transaction while the Company’s historical retained earnings will be carried forward. The historical financial statements of Parent before the transaction will be replaced with the historical financial statements of the Company before the transaction in all future filings with the Securities and Exchange Commission, or SEC. The Share Exchange is intended to be treated as a tax-free exchange under Section 368(a) of the Internal Revenue Code of 1986, as amended.

Upon the closing of the Share Exchange, under the terms of a split-off agreement and a general release agreement, the Company transferred all of its pre-Share Exchange operating assets and liabilities to its wholly-owned special-purpose subsidiary, Symbid Split Corp., a Delaware corporation (“Split-Off Subsidiary”), formed on October 14, 2013. Thereafter, pursuant to the split-off agreement, the Company transferred all of the outstanding shares of capital stock of Split-Off Subsidiary to Holli Morris, the pre-Share Exchange majority stockholder of the Company, and a former sole officer and director of the Company (the “Split-Off”), in consideration of and in exchange for (i) the surrender and cancellation of an aggregate of 187,500,000 shares of our Common Stock held by Ms. Morris (which were cancelled and will resume the status of authorized but unissued shares of our Common Stock) and (ii) certain representations, covenants and indemnities.

The Split-Off Agreement resulted in the reduction of all assets, liabilities and retained earnings of Parent in the proforma financial statements and an adjustment to the Company’s common stock value of $187,500 to give effect to the 187,500,000 shares canceled as outlined in note 2 on the proforma financial statements.

Note 3. Recapitalization of Symbid Corp.

Symbid Corp. effected a 25-for-1 forward stock split on its Common stock in the form of a dividend with a record date of September 16, 2013 and a payment date of September 17, 2013.

Immediately after giving effect to (i) the Share Exchange and (ii) the cancellation of 187,500,000 shares in the Split-Off, and (iii) the closing of the PPO there were 34,268,736 issued and outstanding shares of our Common Stock, as follows:

•

The stockholders of Symbid Holding B.V. prior to the Share Exchange hold 21,170,000 shares of our Common Stock (including 600,000 Indemnification Escrow Shares and 9,170,000 Acquisition Escrow Shares); and

•

the stockholders of the Company prior to the Share Exchange (excluding Holli Morris, who surrendered her shares in the Split-Off) hold 10,000,000 shares of our Common Stock.

In addition,

•

the investors in the PPO hold 3,098,736 shares of our Common Stock and warrants to purchase 3,098,736 shares of our Common Stock, subject to adjustment in certain circumstances as provided therein;

•

the placement agents and their permitted sub-agents hold placement agent warrants to purchase 70,500 shares of our Common Stock, subject to adjustment in certain circumstances as provided therein; and

•

the 2013 Plan authorizes issuance of up to 5,000,000 shares of our Common Stock as incentive awards to executive officers, key employees, consultants and directors; no options to purchase   shares of Common Stock have been granted under the 2013 Plan.

No other securities convertible into or exercisable or exchangeable for our Common Stock (including options or warrants) are outstanding.

Note 4. Financing Transaction

Concurrently with the closing of the Share Exchange and in contemplation of the Share Exchange, Symbid Corp. held a closing of its PPO in which it sold 3,098,736 units of its securities, at a price of $0.50 per unit.  Each unit consisted of one share of the Company’s common stock and a warrant to purchase one share of the Company’s common stock. The warrants are exercisable for a period of three (3) years at a purchase price of $0.75 per share.

The units sold in the PPO have anti-dilution protection such that if within twelve (12) months after the closing the Company issues additional shares of its common stock or common stock equivalents (subject to customary exceptions) for a consideration per share less than the purchase price of the units (the “Lower Price”), each investor in the PPO will be entitled to receive from the Company additional units in an amount that, when added to the number of units initially purchased by such investor, will equal the number of units that such investor’s PPO subscription amount would have purchased at the Lower Price. The investor warrants include “weighted average” anti-dilution protection for a period of twelve (12) months from the closing of the PPO, subject to customary exceptions, including but not limited to, issuances under the Company’s 2013 Plan.

As a result of this closing of the PPO, the Company received gross proceeds (before deducting commissions and expenses of the PPO) of $1,549,368. The PPO was conducted on a “best efforts” basis.  This closing of the PPO and the closing of the Share Exchange were conditioned upon each other.

Symbid Corp. agreed to pay the placement agent in the PPO, Gottbetter Capital Markets, LLC, a registered broker-dealer, a cash commission of 10% of the gross funds raised from investors in the PPO introduced by the placement agent.  In addition, the placement agent received warrants exercisable for a period of three (3) years to purchase a number of shares of the Company’s common stock equal to ten percent (10%) of the number of units sold in the PPO to investors introduced by the placement agent, with a per share exercise price of $0.50.  The placement agent received fifty percent (50%) of the cash fee and warrants for investors in the PPO introduced by FireRock Capital, Inc. The placement agent did not receive any cash fees or warrants for PPO investors who were pre-Share Exchange shareholders of Symbid Holding B.V. or PPO investors who were introduced by Symbid.  As a result of the foregoing arrangements, the placement agent was paid an aggregate commission of $35,250 and was issued warrants to purchase an aggregate of 70,500 shares of the Company’s common stock.

Note 5.  Earnings Per Share

The proforma weighted average shares outstanding gives effect to the issuance of 21,170,000 shares of common stock in connection with the Share Exchange and the Split-Off as if it occurred at the beginning of the periods presented and the 34,268,736 shares outstanding in Parent post-Share Exchange and Split-Off.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYMBID CORP.

Dated:  December 12, 2013

By:         /s/ Korstiaan Zandvliet

Name:  Korstiaan Zandvliet

Title:    Chief Executive Officer